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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Arch Coal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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JOHN W. EAVES Chief Executive Officer

March 22, 2017

Dear fellow stockholder:

        You are cordially invited to attend our annual meeting of stockholders on Thursday, May 4, 2017. We will hold the meeting at 10:00 a.m., Central time, in the lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.

        In connection with the annual meeting, we have enclosed a notice of the meeting, a proxy statement and a proxy card. We have also enclosed a copy of our annual report for 2016, which contains detailed information about us and our operating and financial performance.

        If you wish to attend the meeting in person, you will need to obtain an admission ticket in advance. You can request a ticket by following the instructions set forth on page 1 of the proxy statement under the heading "How Do I Gain Admission to the Annual Meeting." I hope that you will be able to attend the meeting, but I know that not every stockholder will be able to do so. Whether or not you plan to attend, I encourage you to vote your shares. You may vote by telephone or via the Internet, or complete, sign and return the enclosed proxy card. The prompt execution of your proxy will be greatly appreciated.

        Thank you for your continued support of Arch Coal. We look forward to seeing you at the annual meeting.

Sincerely,
/s/ JOHN W. EAVES JOHN W. EAVES Chief Executive Officer

ARCH COAL, INC.
1 CityPlace Drive, Suite 300                    St. Louis, Missouri 63141                    t: (314) 994-2700

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

March 22, 2017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2017

        The annual meeting of stockholders (the "Annual Meeting") of Arch Coal, Inc., a Delaware corporation (the "Company"), will be held in the lower level auditorium at the Company's headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141 on Thursday, May 4, 2017 at 10:00 a.m., Central time, to:

    (1)
    Elect the seven nominees for director named in the attached proxy statement;

    (2)
    Vote on an advisory resolution to approve the Company's named executive officer compensation;

    (3)
    Vote on an advisory resolution to approve the frequency of the advisory vote on executive compensation;

    (4)
    Ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company's independent auditors for the year ending December 31, 2017; and

    (5)
    Consider any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        March 8, 2017 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. If you own shares of common stock as of March 8, 2017, you may vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy/voting instruction card. If you wish to attend the Annual Meeting, you must request an admission ticket in advance by following the instructions on page 1 of the proxy statement under the heading "How Do I Gain Admission to the Annual Meeting."

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet. If you received a proxy card by mail, you may complete, date and sign the proxy card and return it in the enclosed envelope.

By Order of the Board of Directors

/s/ ROBERT G. JONES ROBERT G. JONES Senior Vice President — Law, General Counsel and Secretary

PROXY STATEMENT

 PROXY SUMMARY

        This summary highlights information contained in this Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

  •
  Time and date:  10:00 a.m., Central time, May 4, 2017.

  •
  Place:  Lower level auditorium at the Company's headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.

  •
  Record Date:  March 8, 2017.

  •
  Voting:  Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

  •
  Notice of Annual Meeting:  The notice of annual meeting, this Proxy Statement, the form of proxy and the Company's 2016 annual report were first mailed or made available to stockholders on or about March 22, 2017.

Voting Items (With Board Recommendations in Parentheses)

  •
  Election of seven directors named in this proxy statement for a term of one year or until their successors are duly elected and qualified. (FOR EACH NOMINEE)

  •
  Advisory resolution to approve named executive compensation. (FOR)

  •
  Advisory resolution to approve the frequency of the advisory vote on executive compensation. (ONE YEAR)

  •
  Ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company's independent auditors for the year ending December 31, 2017. (FOR)

Board Nominees

        Pursuant to the Company's chapter 11 Plan of Reorganization, the following individuals were appointed as members of our board of directors effective upon the Company's emergence from chapter 11 on October 5, 2016, to serve in such capacity until the 2017 Annual Meeting:

  •
  Patrick J. Bartels, Jr.  Managing principal at Monarch Alternative Capital LP. Director since October 2016.

  •
  James N. Chapman.  Chairman of the Board, Arch Coal, Inc. and executive advisory director of Skyworks Capital, LLC. Director since October 2016.

  •
  John W. Eaves.  Chief Executive Officer, Arch Coal, Inc. Director since February 2006.

  •
  Sherman K. Edmiston III.  Former managing director of Zolfo Cooper LLC. Director since October 2016.

  •
  Patrick A. Kriegshauser.  Executive vice president, chief financial officer and a principal owner of Sachs Electric Company. Director since October 2016.

  •
  Richard A. Navarre.  Former president and chief commercial officer of Peabody Energy Corporation. Director since October 2016.

  •
  Scott D. Vogel.  Partner at Vogel Partners LP, and former managing director at Davidson Kempner Capital Management LLC. Director since October 2016.

Annual Meeting Admission Policy

        If you wish to attend the Annual Meeting, you must request an admission ticket in advance by following the instructions set forth on page 1 under the heading "How Do I Gain Admission to the Annual Meeting."

Key Elements of the Company's Compensation Program

  •
  Pay for Performance — A significant portion of compensation for each of our NEOs is tied to key performance-based metrics.

  •
  Mix of Short-Term and Long-Term Incentives — Our incentive program has an appropriate mix of annual and long-term incentives.

  •
  Stock Ownership Guidelines — We have stock ownership guidelines in place for our executive officers and directors.

  •
  Clawback Policy — We have a clawback policy that applies to performance-based compensation granted to executive officers of the Company.

  •
  Anti-Hedging and Anti-Pledging Policy — We have a policy prohibiting executive officers and directors from engaging in any action designed to hedge or offset any change in the value of the Company's stock and from pledging any Company security.

Corporate Governance Highlights

Board Composition —

  •
  There are seven directors, six of whom are independent, including the Company's chairman of the board.

  •
  All seven of the Company's directors stand for election on an annual basis.

  •
  The average age of the directors is 51, and the average length of tenure is 1.57 years.

  •
  The board of directors annually assesses its performance through board and committee self-evaluations.

  •
  The Nominating and Corporate Governance Committee leads the full board in considering board competencies.

Risk Oversight —

  •
  The board of directors is responsible for risk oversight, and its standing committees have particular oversight of key risks.

  •
  The board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

Open Communication —

  •
  The Company encourages open communication and strong working relationships among the chairman and other directors.

  •
  The Company's directors have access to management and employees.

  •
  The Company's stockholders are encouraged to reach out to the board and management.

Environmental and Safety Responsibility —

  •
  Management actively engages with stakeholders on sustainability, environmental and safety matters.

  •
  A significant portion of the Company's executives' at-risk compensation is tied to environmental and safety matters.

v

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and Where Is the 2017 Annual Meeting of Stockholders Being Held?

        The 2017 annual meeting of stockholders (the "Annual Meeting") of Arch Coal, Inc., a Delaware corporation ("Arch" or the "Company"), will be held on Thursday, May 4, 2017. The Annual Meeting will be held at 10:00 a.m., Central time, in the lower level auditorium at the Company's headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.

Who May Vote at the Annual Meeting?

        Stockholders of the Company on March 8, 2017, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the record date, the Company had 25,001,819 shares of Common Stock outstanding, consisting of 25,001,562 shares of Class A Common Stock and 257 shares of Class B Common Stock outstanding.

How Do I Gain Admission to the Annual Meeting?

        If you wish to attend the Annual Meeting, you must be a stockholder on the record date and request an admission ticket in advance. Each stockholder planning to attend the Annual Meeting will be asked to present an admission ticket and a valid photo identification, such as a driver's license or passport. You may request an admission ticket by visiting www.proxyvote.com and following the instructions provided or by calling 1-866-232-3037. You will need the Control Number included on your proxy card, voter instruction form, or notice. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

        Requests for admission tickets will be processed in the order in which they are received. Please note that seating is limited and will be on a first-come, first-served basis.

        No cameras, camcorders, videotaping equipment, other recording devices, bags or large packages will be permitted in the Annual Meeting. Photographs and/or video may be taken by Company employees or independent contractors at the Annual Meeting, and those photographs and video images may be used by the Company. By attending the Annual Meeting, you will be agreeing to the Company's use of those images and waive any claim or rights with respect to those images and their use.

What Items Will Be Voted On at the Annual Meeting?

        Stockholders will vote on the following items at the Annual Meeting:

  •
  The election of seven director nominees to the board of directors (the "Board") of the Company (Proposal 1);

  •
  An advisory resolution to approve the Company's named executive officer compensation (Proposal 2);

  •
  An advisory resolution to approve the frequency of the advisory vote on executive compensation (Proposal 3); and

  •
  The ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company's independent auditors for the year ending December 31, 2017 (Proposal 4).

What Are the Board's Voting Recommendations?

        The Board recommends you vote your shares:

  •
  "FOR" each of the director nominees to the Board (Proposal 1);

  •
  "FOR" the advisory resolution to approve the Company's named executive officer compensation (Proposal 2);

  •
  "ONE YEAR" on the advisory resolution to approve the frequency of the advisory vote on executive compensation (Proposal 3); and

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as the Company's independent auditors for the year ending December 31, 2017 (Proposal 4).

How Do I Vote?

        If you are a registered stockholder, you may vote your shares in advance using any of the following voting alternatives:

        By Internet —  You can vote over the Internet at www.proxyvote.com by following the instructions provided (you will need the Control Number from the Notice or proxy card you receive).

        By Telephone —  You can vote by telephone by calling the toll-free number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice or proxy card you receive).

        By Mail —  If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card.

        Alternatively, you may vote your shares in person at the meeting.

        When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preference, the appointed proxies (John W. Eaves and Robert G. Jones) will vote your shares FOR each of the director nominees to the Board under Proposal No. 1, FOR Proposal No. 2, ONE YEAR on Proposal No. 3 and FOR Proposal No. 4. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the Internet, is 11:59 p.m., Eastern time, on the day before the Annual Meeting.

        If you are a beneficial owner of shares held in street name, follow the instructions provided by your nominee to vote your shares. In most instances, you will be able to vote by the same methods as indicated above. You must have a legal proxy from the stockholder of record in order to vote the shares in person at the Annual Meeting.

May I Change My Vote?

        You may revoke your proxy and change your vote at any time before the voting deadline for the Annual Meeting. After your initial vote, you may vote again on a later date any time prior to the Annual Meeting via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the voting deadline for the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

How Many Votes Do I Have?

        You have one vote for each share of the Company's Class A Common Stock and one vote for each share of the Company's Class B Common Stock that you owned at the close of business on the record date. These shares include:

  •
  Shares registered directly in your name with the Company's transfer agent, for which you are considered the "stockholder of record;" and

  •
  Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name."

Is My Vote Confidential?

        Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies when disclosure is required by law to defend a claim against the Company or to assert a claim by the Company and when a stockholder's written comments appear on a proxy or other voting material.

What Are Broker Non-Votes and How Are They Counted?

        A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on "routine" proposals. On "non-routine" proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called "broker non-votes." Proposal No. 3, the ratification of Ernst & Young, LLP as the Company's independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not counted for purposes of determining the number of shares present and entitled to vote on non-routine matters.

What Is the Voting Requirement To Approve Each of the Proposals?

        For Proposal No. 1, the seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve for one-year terms and until their respective successors are duly elected and qualified. Abstentions are not counted for the purpose of the election of directors, and neither abstentions nor broker non-votes will have any effect on the voting results.

        Approval of Proposal Nos. 2, 3 and 4 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting. The vote on each of Proposal No. 2, the approval of the Company's named executive officer compensation, and Proposal No. 3, the approval of the frequency of the advisory vote on executive compensation, is a non-binding advisory vote only.

        Abstentions and broker non-votes are not treated as votes cast. Accordingly, neither abstentions nor broker non-votes will affect the outcome of the voting on Proposals No. 2, No. 3 and No. 4.

        If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted in favor of each of the seven nominees recommended by the Board in Proposal No. 1, "FOR" each of Proposal Nos. 2 and 4 and "ONE YEAR" on Proposal No. 3. Unless a stockholder checks the box on the proxy card or provides instructions to withhold discretionary voting authority, the appointed proxies may use their discretion to vote on any other matters properly brought before the meeting. As of the date of this proxy statement, the Company knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement.

What "Quorum" Is Required for the Annual Meeting?

        In order to have a valid stockholder vote, a quorum must exist at the Annual Meeting. For the Company, a quorum exists when stockholders holding a majority of the outstanding shares of common stock are present or represented at a meeting. For these purposes, shares that are present or represented by proxy at the Annual Meeting will be counted toward a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter.

What Is Householding?

        As permitted by the SEC, the Company may deliver only one copy of this proxy statement and its 2016 annual report to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of these documents. This is known as householding.

        The Company will promptly deliver, upon request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Secretary, Arch Coal, Inc. One CityPlace Drive., Suite 300, St. Louis, Missouri 63141, or by telephone at (314) 994-2700.

Where Can I Find the Voting Results?

        The Company intends to announce preliminary voting results at the Annual Meeting. The Company will publish the final results in a Current Report on Form 8-K, which the Company expects to file within four business days after the Annual Meeting is held. You can obtain a copy of the Form 8-K by logging on to the Company's website at archcoal.com, by calling the Securities and Exchange Commission (SEC) at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at sec.gov. Information on the Company's website does not constitute part of this proxy statement.

DIRECTORS AND CORPORATE GOVERNANCE PRACTICES

Overview

        Arch is dedicated to being a global leader in the coal industry and to creating long-term value for the Company's stockholders. It is the Company's policy to conduct the Company's business with integrity and an unrelenting passion for providing the best value to the Company's customers. All of the Company's corporate governance materials, including the Corporate Governance Guidelines, the Company's Code of Business Conduct and the Company's board committee charters, are published under "Corporate Governance" in the Investors section of the Company's website at archcoal.com. Information on the Company's website does not constitute part of this proxy statement. The Board regularly reviews these materials, Delaware law, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities and undertakes annual board and committee self-assessments, and modifies the materials as warranted.

Appointment of a New Board of Directors Upon Company's Emergence from Chapter 11

        On January 11, 2016, the Company and certain of its direct and indirect subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Missouri (the "Bankruptcy Court"). On September 13, 2016, the Bankruptcy Court entered an order, Docket No. 1324, confirming the Debtors' Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated as of September 11, 2016 (the "chapter 11 Plan of Reorganization" or "Plan"), which order was amended on September 15, 2016, Docket No. 1334.

        On October 5, 2016, the Company emerged from bankruptcy and the chapter 11 Plan of Reorganization became effective (the "Effective Date"). On the Effective Date, pursuant to the terms of the Plan, the Company adopted an Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws"). The Certificate of Incorporation and Bylaws provide for a Board that consists of no less than three directors. Each director serves for a term of one year that expires at the following year's annual stockholders meeting. The size of the Board can be changed by a two-thirds vote of its members. There are currently seven members of the Board.

        As part of the chapter 11 Plan of Reorganization, the Bankruptcy Court confirmed a new board of directors for the emerged company. Effective October 5, 2016, the following individuals were appointed members of the Company's board of directors: James N. Chapman, Patrick J. Bartels, Jr., Sherman K. Edmiston III, Patrick A. Kriegshauser, Richard A. Navarre, Scott D. Vogel and John W. Eaves, the Company's chief executive officer. Mr. Chapman serves as chairman of the Board.

        On the Effective Date, by operation of the Plan, the following persons ceased to serve as directors of the Company: James A. Sabala, Paul T. Hanrahan, Paul A. Lang, Theodore D. Sands, Douglas H. Hunt, J. Thomas Jones, George C. Morris III, Governor David D. Freudenthal, Patricia F. Godley, Wesley M. Taylor and Peter I. Wold.

Corporate Governance Guidelines and Code of Business Conduct

  Corporate Governance Guidelines

        The Company's Corporate Governance Guidelines set forth a framework within which the Board, assisted by its committees, directs the affairs of the Company. These Guidelines address, among other items, the composition and functions of the Board, director independence, compensation of directors, and director qualification standards.

  Code of Conduct

        The Company's Code of Business Conduct is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as all directors of the Company.

        The Corporate Governance Guidelines and the Code of Business Conduct are available on the Company's website under the "Corporate Governance" heading in the "Investors" section at archcoal.com and in print to any stockholder who requests them from the Company's Secretary. The Company intends to post amendments to or waivers from (to the extent applicable to one of the Company's directors or executive officers) the Code of Business Conduct at the same location on the Company's website. Information on the Company's website does not constitute part of this proxy statement.

Director Independence

        It is the Board's objective to have a substantial number of directors who are independent. The Corporate Governance Guidelines incorporate the criteria established by the New York Stock Exchange to assist the Board in determining whether a director is independent. The Board has determined, in its judgment, that all but one member, John W. Eaves, meet the New York Stock Exchange standards for independence.

        All members of the Company's Audit, Nominating and Corporate Governance and Personnel and Compensation Committees must be independent directors in accordance with the Company's Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of the Company's subsidiaries other than their directors' compensation.

Leadership Structure

        Mr. James N. Chapman has served as the chairman of the Company's board since the Company's emergence from chapter 11 on October 5, 2016. The Board has no fixed policy with respect to the separation of the offices of chairman and chief executive officer. Instead, the Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interest of the Company and the Company's stockholders at any given time. The Company's current structure is that Mr. Chapman serves as chairman of the board, and Mr. Eaves serves as chief executive officer of the Company.

        In addition, the Corporate Governance Guidelines provide that, if the chairman of the Board is the chief executive officer, or is not an independent director, the independent directors of the Board shall elect a lead director to lead executive session meetings of the independent members of the Board.

        The entire Board is responsible for oversight of the Company's risk management processes. The Company's risk management department provides periodic reports to the Board's Audit Committee and provides reports to the Company's Board at least once per year. In addition, the Board and its standing committees periodically request supplemental information or reports as they deem appropriate.

Director Qualifications, Diversity and Biographies

        The Corporate Governance Guidelines provide that the Company's Nominating and Corporate Governance Committee and Board will nominate candidates for the Company's board of directors who possess the following principal qualities: strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In addition to these qualities, the selection criteria for nomination include recognized achievement, an ability to contribute to some aspect of the Company's business, and the willingness to make the commitment of time and effort required of a director.

        As described in more detail below, the Company's Board believes that each of the Company's directors meets such criteria and has attributes and experience that make him well qualified to serve. While the Company does not have a formal diversity policy, in order to find the most valuable talent available to meet these criteria, the Company's Board generally considers candidates diverse in geographic origin, gender, ethnic background, and professional experience (private, public, and non-profit), pursuant to the Company's Corporate Governance Guidelines. The Company's goal is to include members with the skills and characteristics that, taken together, will assure a strong Board.

        The Company's directors have diverse backgrounds and provide experience and expertise in a number of critical areas. The Nominating and Corporate Governance Committee considers the particular experience, attributes, reputation and qualifications of directors standing for re-election and potential nominees for election, as well as the needs of the Company's Board as a whole and its individual committees.

        The Nominating and Corporate Governance Committee has identified nine areas of expertise that are particularly relevant to service on the Board and has identified the directors whose key areas of expertise qualify them for each of the listed categories. The categories identified by the Nominating and Corporate Governance Committee are:

  •
  CEO/Senior Management — Experience working as a chief executive officer, senior officer or managing director of a major public or private company or non-profit entity.

  •
  Energy — Extensive knowledge and experience in the energy industry, either as a senior executive of an energy company, as a senior executive of a customer of an energy company or through legal or regulatory experience on energy matters.

  •
  Environmental and Safety — A thorough understanding of safety and environmental issues and energy industry regulations.

  •
  Finance and Accounting — Senior executive-level experience in financial accounting and reporting, auditing, corporate finance and/or internal controls.

  •
  Governance/Board — Prior or current experience as a board member of a major organization (private, public or non-profit).

  •
  Government Relations — Experience in or a strong understanding of the workings of government and public policy on a local, state and national level.

  •
  Human Resources and Compensation — Senior executive-level experience or membership on a board compensation committee with an extensive understanding of compensation programs, particularly compensation programs for executive-level employees and incentive-based compensation programs.

  •
  Marketing — Senior executive-level experience in marketing combined with a strong working knowledge of the Company's domestic and international markets, customers and strategy.

  •
  Strategic Planning — Senior executive-level experience in strategic planning for a major public, private or non-profit entity.

DIRECTORS WHO ARE UP FOR ELECTION AT THE ANNUAL MEETING

        The following is a list of the Company's directors, their ages as of April 1, 2017, their occupation during the last five years and certain other biographical information, including the areas of expertise where each director or nominee is most skilled:

Director	Areas of Expertise	Occupation and Other Information
Patrick J. Bartels, Jr. Age 41 Director since October 2016	CEO/Senior Management Finance and Accounting Governance/Board Human Resources and Compensation Strategic Planning	Patrick J. Bartels, Jr. has served as a managing principal at Monarch Alternative Capital LP, a private investment firm that focuses primarily on distressed companies, since 2002. Prior to joining Monarch, Mr. Bartels was a high-yield investments analyst at Invesco Ltd. He began his career at PricewaterhouseCoopers LLP.

Mr. Bartels contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his strategic planning, finance and human resources and compensation experience. Mr. Bartels has 15 years of experience serving as a managing partner at Monarch Alternative Capital LP. He holds the Chartered Financial Analyst designation.

Director	Areas of Expertise	Occupation and Other Information
James N. Chapman Age 54 Director since October 2016	CEO/Senior Management Energy Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Strategic Planning	James N. Chapman has served as a non-executive advisory director of SkyWorks Capital, LLC, an aviation and aerospace management consulting services company, since 2004. Mr. Chapman serves on the board of directors of AerCap NV, Tower International, Inc. and Tembec Inc.

Mr. Chapman contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his strategic planning, finance and board leadership experience. Mr. Chapman has more than 30 years of investment banking experience across a wide range of industries, including metals and mining, energy, and natural resources, as well as significant experience as a capital markets and strategic planning consultant. He has served on numerous boards of directors of publicly-held and private companies during his career.
John W. Eaves Age 59 Director since February 2006	CEO/Senior Management Energy Environmental and Safety Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Marketing Strategic Planning
John W. Eaves is our chief executive officer, serving in such capacity since April 2012. During his tenure with the Company, Mr. Eaves has also held the positions of president and chief operating officer; senior vice president of marketing; and vice president of marketing and president of Arch Coal Sales, the Company's marketing subsidiary. Mr. Eaves joined the Company in 1987 after serving in various marketing-related positions at Diamond Shamrock Coal Company and Natomas Coal Company. In addition to his responsibilities with Arch Coal, he serves on the board of the National Association of Manufacturers and the National Mining Association.

Mr. Eaves contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his position as chief executive officer of the Company. As chief executive officer, and as a result of the experience he has gained during his tenure with the Company, Mr. Eaves has intimate knowledge of all aspects of the Company's business and an extensive understanding of the Company's industry and customer base.

Director	Areas of Expertise	Occupation and Other Information
Sherman K. Edmiston III Age 54 Director since October 2016	CEO/Senior Management Energy Finance and Accounting Governance/Board Strategic Planning	Sherman K. Edmiston III served as a managing director of Zolfo Cooper LLC, a leading provider of restructuring, financial and corporate advisory services, from 2009 - 2015. He also recently served as chief restructuring officer of Xinergy, Ltd., a Central Appalachian producer of thermal and metallurgical coal. Mr. Edmiston serves on the board of directors of Key Energy Services, Inc.

Mr. Edmiston contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his strategic planning, finance and board leadership expertise. Mr. Edmiston has over 20 years of experience working with companies undergoing major transitions as a principal investor, investment banker and advisor.
Patrick A. Kriegshauser Age 55 Director since October 2016	CEO/Senior Management Energy Environmental and Safety Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Marketing Strategic Planning
Patrick A. Kriegshauser has served as executive vice president and chief financial officer and as a principal owner of Sachs Electric Company, a leading specialty electrical and design firm, since 2000. From 1985 - 2000, Mr. Kriegshauser served in various executive capacities at Arch Coal, including serving as senior vice president and chief financial officer from 1996 - 2000. He started his career at PricewaterhouseCoopers LLP. From 2006 - 2016, Mr. Kriegshauser served on the board of directors of Walter Energy, Inc.

Mr. Kriegshauser contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his finance and accounting, senior management and board leadership experience, as well as his substantial knowledge of the coal and energy industries. Mr. Kriegshauser has served as chief financial officer on the executive leadership teams of both Sachs Electric Company and Arch Coal. He has also served on the board of directors of another coal producer, Walter Energy, Inc.

Director	Areas of Expertise	Occupation and Other Information
Richard A. Navarre Age 56 Director since October 2016	CEO/Senior Management Energy Environmental and Safety Finance and Accounting Governance/Board Government Relations Human Resources and Compensation Marketing Strategic Planning	Richard A. Navarre served as president and chief commercial officer of Peabody Energy Corporation from 2008 until his retirement in 2012 and as Peabody's chief financial officer and executive vice president of corporate development from 1999 - 2008. Prior to joining Peabody in 1993, Mr. Navarre was a senior manager with KPMG, LLP. He currently serves on the board of Natural Resource Partners LP, Civeo Corporation and is past chairman of the board of United Coal Company, LLC. He is also on the board of the Foreign Policy Association.

Mr. Navarre contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his strategic planning, finance and accounting, senior management and marketing experience, as well as his extensive understanding of the coal and energy industries. During his long tenure with Peabody Energy Corporation, Mr. Navarre served in many executive level positions including president, chief commercial officer and chief financial officer.
Scott D. Vogel Age 41 Director since October 2016	CEO/Senior Management Finance and Accounting Governance/Board Human Resources and Compensation Strategic Planning
Scott D. Vogel has served as a partner at Vogel Partners LP, a private investment firm, since July 2016. From 2002 — July 2016, Mr. Vogel was a managing director at Davidson Kempner Capital Management LP. Prior to Davidson Kempner, he worked at MFP Investors, investing in special situations and turnaround opportunities for the private investment firm of Michael F. Price, and as an investment banker at Chase Securities, Inc. Mr. Vogel serves on the board of directors of Key Energy Services, Inc. and Merrill Corporation.

Mr. Vogel contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his finance, human resource and compensation and strategic planning experience. In addition to his investment banking experience, Mr. Vogel has other board experience, including serving on nominating/governance and compensation committees.

Board Meetings and Committees

        Upon the Effective Date of the Company's emergence from chapter 11, the Board established the following three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Personnel and Compensation Committee. Prior to such time, the Board also had a Finance Committee and an Energy and Environmental Policy Committee, both of which were dissolved upon the Effective Date.

        The Board met 18 times during 2016, with 12 of the meetings held prior to the Company's emergence from chapter 11 and 6 held afterward. For the proportion of the year for which he served, each director attended at least 75% of the aggregate of all of the meetings of the Board and the committees of the Board on which he served. Under the Company's Corporate Governance Guidelines, each director is expected to spend the time needed and meet as frequently as necessary to properly perform his duties and responsibilities, including attending the annual stockholders' meeting, Board meetings and meetings of the committees on which he serves. Due to the Company's chapter 11 filing, the Company did not hold an annual stockholders meeting in 2016.

	Board of Directors	Nominating and Corporate Governance	Personnel and Compensation	Audit
Number of 2016 meetings	18(1)	3(2)	7(3)	6(4)
Mr. Bartels	M	C	M
Mr. Chapman	C	C	C
Mr. Eaves	M
Mr. Edmiston	M			M
Mr. Kriegshauser	M			C
Mr. Navarre	M			M
Mr. Vogel	M		M

C — Chair/Co-Chair            M — Member

(1)
Includes 12 meetings prior to the Effective Date.

(2)
Includes 3 meetings prior to the Effective Date.

(3)
Includes 2 meetings prior to the Effective Date.

(4)
Includes 3 meetings prior to the Effective Date.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for, among other things, the following items:

  •
  identifying qualified individuals to stand for election to the Board at the annual stockholders' meeting and recommending candidates for membership on the Board's committees;

  •
  developing and recommending the Corporate Governance Guidelines to the Board; and

  •
  reviewing the effectiveness of Board governance, including overseeing an annual assessment of the performance of the Board.

        The Board has determined, in its judgment, that the Nominating and Corporate Governance Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a copy of which is published under "Corporate Governance" in the Investors section of the Company's website at archcoal.com.

  Personnel and Compensation Committee

        The Personnel and Compensation Committee is responsible for, among other things, the following items:

  •
  overseeing the Company's executive incentive compensation and equity-based programs;

  •
  overseeing the Company's non-employee director compensation program; and

  •
  monitoring the Company's succession planning and management development practices.

        The Board has determined, in its judgment, that the Personnel and Compensation Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards. In making its determination, the Board considered, among other things, the factors applicable to members of the Personnel and Compensation Committee pursuant to New York Stock Exchange listing standards and Rule 10C-1 of the Securities Exchange Act of 1934. The Personnel and Compensation Committee operates under a written charter adopted by the entire Board, a copy of which is published under "Corporate Governance" in the Investors section of the Company's website at archcoal.com. The report of the Personnel and Compensation Committee can be found under "Personnel and Compensation Committee Report" in this proxy statement.

  Audit Committee

        The Audit Committee is responsible for the following items:

  •
  overseeing the integrity of the Company's financial statements, internal accounting, and effectiveness of financial controls, disclosure controls and financial reporting processes;

  •
  determining and evaluating the qualifications, independence and performance of the Company's independent registered public accounting firm;

  •
  overseeing the performance of the Company's internal audit function; and

  •
  monitoring the Company's compliance with legal and regulatory requirements.

        The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company's independent registered public accounting firm. The Board has determined, in its judgment, that the Audit Committee is composed entirely of independent directors in compliance with the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the Board, a copy of which is published under "Corporate Governance" in the Investors section of the Company's website at archcoal.com.

        The Board has also determined, in its judgment, that Patrick A Kriegshauser is an "audit committee financial expert" and that each member of the Audit Committee is "financially literate." The Company's Corporate Governance Guidelines do not currently restrict the number of audit committees of public companies on which members of the Company's Audit Committee may serve. The Board has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found under "Audit Committee Report" in this proxy statement.

Director Retirement/Resignation Policies

        Vacancies on the Board may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law.

        The Corporate Governance Guidelines requires any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his election than votes "for" such election to offer his resignation to the Board. In the event a resignation is tendered, the Nominating and Corporate Governance Committee and the Board will evaluate the best interests of the Company and its stockholders and make a determination on the action to be taken with respect to such offered resignation, which may include (i) accepting the resignation, (ii) maintaining the director but addressing the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. Following a determination by the Board, the Company will disclose the Board's decision in a filing with the SEC, a press release, or another broadly disseminated means of communication. The Corporate Governance Guidelines require the Board to nominate for election or re-election only those candidates who agree in advance in writing to tender a resignation letter in accordance with these terms. Each nominee for election at the Annual Meeting has agreed to follow this policy as set forth in the Corporate Governance Guidelines.

Conflicts of Interest

        The Company's code of conduct reflects the Company's policy that all of the Company's employees, including the Company's named executive officers and directors must avoid any activity that creates, or may create, a conflict of interest that might interfere with the proper performance of their duties or that might be hostile, adverse or competitive with the Company's business. In addition, each of the Company's directors and executive officers is encouraged to notify the Company's Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate the Company's Code of Business Conduct or Corporate Governance Guidelines. The Board will then determine, after consultation with counsel, whether a conflict of interest exists. Directors who have a material personal interest in a particular issue may not vote on any matters with respect to that issue.

Compensation Committee Interlocks and Insider Participation

        Gov. David D. Freudenthal, Patricia F. Godley, Douglas H. Hunt, J. Thomas Jones, and Theodore D. Sands each served on the Personnel and Compensation Committee during the 2016 calendar year prior to the Company's emergence from chapter 11, and James N. Chapman, Patrick J. Bartels, Jr. and Scott D. Vogel each served on the Personnel and Compensation Committee following the Company's emergence from chapter 11. None of the directors who served on the Personnel and Compensation Committee during 2016 has been an officer or employee of the Company. None of the Company's executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board or Personnel and Compensation Committee.

Nomination Process for Election of Directors

        The Nominating and Corporate Governance Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. All candidates must meet the requirements specified in the Company's Corporate Governance Guidelines. Candidates who meet those requirements and otherwise qualify for membership on the Company's Board are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the Board on the progress of the committee's efforts. The committee meets to consider and approve final candidates who are then presented to the Board for consideration and approval. The Company's chairman or the chairman of the Nominating and Corporate Governance Committee may extend an invitation to join the Board.

        Stockholder recommendations must be submitted in writing to Robert G. Jones, the Company's Secretary, and must include information regarding nominees required under the Company's Bylaws. Individuals properly recommended by stockholders will receive the same consideration received by individuals identified to the Nominating and Corporate Governance Committee through other means.

        The Company's Bylaws adopted upon its emergence from chapter 11 include a proxy access provision. Pursuant to the Bylaws, such proxy access provision does not apply to the 2017 Annual Meeting. Under the Company's Bylaws, stockholders who meet the requirements set forth in the Bylaws may include a specified number of director nominees in the Company's proxy materials.

Communicating With the Board of Directors

        The Company's Board has established procedures intended to facilitate communication by stockholders and interested parties directly with the Board as a whole, any of the Company's Board committees, the Company's chair, any other individual director or group of directors, including the Company's non-employee directors as a whole. Such communications may be confidential or anonymous, and may be reported by phone to the Company's confidential hotline at 866-519-1881 or by writing to the individual directors or group in care of Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: Senior Vice President-Law, General Counsel and Secretary. All such communications are promptly communicated to the Chair, lead director, the chairman of the Audit Committee or the Company's director of internal audit, as appropriate.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

        All seven of our current directors are up for election at the 2017 Annual Meeting. Each director was appointed to our Board upon the Company's emergence from chapter 11 on October 5, 2016, and his term will expire at the upcoming Annual Meeting. The Company's Board has nominated each of our current directors: Patrick J. Bartels, Jr., James N. Chapman, John W. Eaves, Sherman K. Edmiston III, Patrick A. Kriegshauser, Richard A. Navarre and Scott D. Vogel, for re-election for a one-year term that will expire at the 2018 Annual Meeting.

        To the knowledge of the Board, no nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in this proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes the Company to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Recommendation of the Board

        The Board recommends a vote "FOR" each nominee.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(PROPOSAL NO. 2)

        Pursuant to Section 14(a) of the Securities Exchange Act of 1934, we are seeking advisory stockholder approval of the compensation of our named executive officers as disclosed in the section of this proxy statement entitled "Executive Compensation." Stockholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Arch Coal, Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material)."

        The compensation of our named executive officers ("NEOs") is designed to tie a substantial percentage of each NEO's compensation opportunity to the attainment of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis ("CD&A"), the total mix of compensation that the Company offers its NEOs is designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Personnel and Compensation Committee and the Board believe that the design of the program, and as a result the compensation awarded to NEOs under the current program, fulfills this objective.

        Stockholders are urged to read the CD&A section of this proxy statement, the compensation tables and accompanying narratives, which discuss in detail how our compensation policies and procedures implement our compensation philosophy.

        Although the vote on this Proposal No. 2 is non-binding, the Board will review the voting results in connection with its ongoing evaluation of the Company's compensation program. The final decision on the compensation and benefits of our NEOs remains with the Board.

Recommendation of the Board

        The Board recommends a vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Arch Coal, Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material)."

 ADVISORY VOTE ON FREQUENCY OF SAY ON PAY VOTES
(PROPOSAL NO. 3)

        Pursuant to Section 14(a) of the Securities Exchange Act of 1934, in addition to the non-binding advisory vote on executive compensation (the "Say on Pay Vote") for which we are seeking stockholder approval (see Proposal No. 2), the Dodd-Frank Act also enables our stockholders to express their preference for having a Say on Pay Vote every one, two or three years, or abstain. This non-binding "frequency" vote is required at least once every six years. At our Annual Meeting in 2011, our stockholders voted for annual Say on Pay Votes, and we have held Say on Pay Votes at every subsequent Annual Meeting.

        After careful consideration of this proposal, our Board has determined that an annual Say on Pay Vote remains the most appropriate alternative for the Company, and, therefore, our Board recommends that you vote for a one-year interval for the Say on Pay Vote. An annual Say on Pay Vote will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is, therefore, consistent with the Company's efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

        We recognize that our stockholders may have different views as to the best approach for the Company, and, therefore, we look forward to hearing from our stockholders as to their preferences on this frequency vote. If none of the frequency choices receives the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting, the Board will consider the frequency receiving the most votes to indicate our stockholders' preference.

Recommendation of the Board

        The Board recommends that you vote "ONE YEAR" on Proposal No. 3. Please note that the proxy card provides stockholders with four choices (every one, two or three years, or abstain). Stockholders are not voting to approve or disapprove the Board's recommendation.

Effect of Proposal

        The frequency vote is non-binding. Stockholder approval of a one, two or three year frequency vote will not require the Company to implement a Say on Pay Vote every one, two or three years. The final decision on the frequency of the Say on Pay Vote remains with the Board.

        The Board values the opinions of the Company's stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of the Say on Pay Vote.

 RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 4)

        Ernst & Young LLP was the Company's independent registered public accounting firm for 2016. The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for 2017. The Audit Committee and the Board are requesting that stockholders ratify this appointment. In the event the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee believes such a change would be in the Company's best interests and the best interests of the Company's stockholders. Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions.

Fees Paid to Auditors

        The following table sets forth the fees accrued or paid to Ernst & Young LLP, the Company's independent registered public accounting firm, for the years ended December 31, 2016 and December 31, 2015:

	Fee
Service	2016	2015
Audit Fees(1)	$3,394,113	$2,327,680
Audit-Related Fees(2)	—	48,636
Tax Fees(3)	746,608	6,500
All Other Fees	—	—

(1)
Audit fees include fees for professional services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements and reports on internal control over financial reporting (2015), the review procedures on the consolidated financial statements (2016 and 2015) included in our Forms 10-Q, as well as the statutory audits of our international subsidiaries, other services related to Securities and Exchange Commission filings, including comfort letters and consents and accounting services provided in connection with the Company's chapter 11 reorganization and application of fresh start accounting.

(2)
Audit-related fees include fees for the carve-out audits of a certain entity.

(3)
Tax fees consist of amounts billed for tax compliance matters, tax research assistance and tax services provided in connection with the Company's chapter 11 reorganization and application of fresh start accounting.

        The Audit Committee has adopted an audit and non-audit services pre-approval policy that requires the Audit Committee, or the chairman of the Audit Committee, to pre-approve services to be provided by the Company's independent registered public accounting firm. The Audit Committee will consider whether the services to be provided by the independent registered public accounting firm are prohibited by the SEC's rules on auditor independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit Committee has delegated to the chairman of the Audit Committee pre-approval authority between committee meetings, and the chairman must report any pre-approval decisions to the committee at the next regularly scheduled committee meeting. All non-audit services performed by Ernst & Young LLP in 2016 and 2015 were pre-approved in accordance with the procedures established by the Audit Committee.

Recommendation of the Board

        The Board recommends a vote "FOR" Proposal No. 4.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the material elements of compensation paid to each of the following named executive officers of Arch Coal, Inc. (the "named executive officers" or "NEOs"), for fiscal year 2016:

Name	Title	*Years of Service
John W. Eaves	Chief Executive Officer	34
John T. Drexler	Senior Vice President and Chief Financial Officer	19
Paul A. Lang	President and Chief Operating Officer	32
Kenneth D. Cochran	Senior Vice President — Operations	11
Robert G. Jones	Senior Vice President — Law, General Counsel and Secretary	25

*
Includes the following years of service attributable to employment with one or more of our predecessor entities: Mr. Eaves — 15 years, Mr. Lang — 13 years, and Mr. Jones — 6 years.

EXECUTIVE SUMMARY

        On January 11, 2016, we filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, and on October 5, 2016, we emerged from chapter 11 as a reorganized company. Our NEOs' compensation for the pre-emergence portion of 2016 was focused on ensuring the successful completion of our reorganization, and their compensation for the post-emergence portion of 2016 was focused on incentivizing our NEOs to create long-term value for our stockholders and other stakeholders.

        Arch began its financial restructuring with an operating portfolio that had been streamlined and conditioned to perform well at all points in the market cycle. As a result, our restructuring process was focused primarily on strengthening our balance sheet and creating a strong foundation for a sustainable financial future. Specifically we accomplished the following goals in 2016:

  •
  During the restructuring we maintained our operations, increased efficiencies, reduced costs, continued to serve our customers without interruption and focused on our core operating values — safety and environmental stewardship.

  •
  We gained broad, consensual acceptance from our stakeholders on our Plan of Reorganization and completed our restructuring in just nine months.

  •
  We dramatically de-levered our balance sheet eliminating $4.8 billion of debt and reducing our annual interest expense by $330 million.

  •
  We also leveraged the chapter 11 process to eliminate uneconomic contracts and unfavorable take-or-pay obligations as well as to negotiate more favorable contract terms.

  •
  We remained fully committed to upholding reclamation obligations and completely and successfully replaced self-bonding in Wyoming.

  •
  We fulfilled our pension and retiree medical obligations.

  •
  In October 2016, Arch emerged from chapter 11 a strong competitor with a fully transformed financial foundation — including a simplified capital structure, healthy liquidity position and the potential to generate significant cash flow — and two distinct, but complimentary lines of business.

  •
  We emerged a public company with new equity listed on the NYSE.

  •
  We achieved strong financial and operational results in the first quarter after completing our restructuring — growing our cash position by $84 million during the fourth quarter of 2016.

  •
  We remained a leader in mine safety with a total incident rate more than two times better than the industry average.

  •
  We excelled in environmental stewardship, recording company-best performance as measured by the Surface Mining Control and Reclamation Act (SMCRA).

  2016 Key Compensation Decisions and Actions

        Our key compensation decisions and actions relating to our NEOs' compensation for 2016 included the following:

  Decisions/Actions Prior to Chapter 11 Emergence:

        As further discussed below, our NEOs' 2016 direct compensation was significantly reduced in connection with the Company's chapter 11 case, including:

  •
  No increase in base salary.  Our named executive officers did not receive base salary increases in 2016.

  •
  Reduction of 2016 long-term incentive grants by 70%.  Historically, long-term incentive plan ("LTIP") awards have typically represented 60% or more of total compensation for each of our named executive officers. In 2016, the Board determined that it would grant only performance unit awards, which are cash-based awards tied to the company's environmental and safety performance. The Board eliminated the performance share and restricted stock components of the LTIP awards in light of the Company's chapter 11 filing. As a result, the value of the 2016 LTIP awards to NEOs was 70% lower than in prior years.

  •
  Cancelation of all pre-chapter 11 equity awards.  Upon the Company's emergence from chapter 11, all equity awards previously granted to our NEOs were canceled. Also, the Board canceled the NEOs' previously granted restricted stock units that were scheduled to vest during the chapter 11 case.

  •
  Reduction of earned cash incentives.  To expedite the Company's emergence from chapter 11 and achieve a consensual chapter 11 Plan of Reorganization, our executive officers agreed to reduce the aggregate amount of their earned 2016 annual bonus awards and earned 2014 - 2016 LTIP awards by $6 million. As a result of this decision, the cash incentive payments made to our NEOs for those awards were reduced by $4,855,398.

  •
  Waiver of first trigger under change in control agreements.  We maintain change in control agreements with each of our NEOs. Those agreements provide for enhanced payments to an NEO in the event his employment is involuntarily terminated following a change in control (so-called "double-trigger" payments). Our chapter 11 filing constituted a change of control under those agreements such that a subsequent termination of employment would have resulted in enhanced payout amounts. As part of our chapter 11 Plan of Reorganization, our NEOs voluntarily waived their right to treat the chapter 11 filing as a change in control thereby foregoing their right to enhanced payouts in the event of an involuntarily termination. To receive enhanced payments in the future, there must be a change in control triggering event subsequent to our chapter 11 emergence followed by an involuntary termination.

  •
  No retention payments during chapter 11.  We had entered into retention agreements with each of our NEOs during 2015 given the uncertainty and challenging times in the coal industry. Our NEOs did not receive and permanently forfeited three installment payments under those retention agreements, in the aggregate amount of nearly $1.7 million, that were scheduled to be made during the chapter 11 case due to certain bankruptcy restrictions on payments of that nature.

  Decisions/Actions After Chapter 11 Emergence:

        The chapter 11 Plan of Reorganization, which was approved by the Bankruptcy Court, authorized us to continue our existing compensation and benefit programs upon our emergence from chapter 11 (subject to certain modifications that were agreed to by our executive officers, as described above). The chapter 11 Plan of Reorganization also confirmed the appointment of the members of our new board of directors, which took the following actions:

  •
  Equity awards following emergence.  Following our emergence from chapter 11, our board of directors granted restricted stock units to our NEOs, 60% of which will only vest to the extent that specified share price performance thresholds are attained.

  •
  Settlement of performance units 50% in stock.  To increase alignment of the NEOs' interests with those of our stockholders, the Board determined to settle the performance units earned for the 2014 - 2016 performance period 50% in shares of our common stock and 50% in cash (rather than 100% in cash, as was the case historically).

Overview

        Our compensation programs are designed to attract, motivate and retain highly talented executives. We encourage sustained long-term profitability by making a significant portion of each named executive officer's total direct compensation variable and dependent on our achievement of safety, environmental and financial performance. Thus, most of our executives' total compensation is performance-based and not guaranteed.

        The type and amount of compensation for each NEO is determined after considering a variety of factors, including the executive's position and level of responsibility within our organization, comparative market data and other external market-based factors. The Personnel and Compensation Committee, or the Committee, uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace. For the 2016 fiscal year, the pay mix at target for the CEO and other NEOs is displayed below.

(1)
Average of the NEOs, excluding the CEO.

        The components of the NEO compensation program for 2016 were as follows:

Component	Key Features	Objectives
Direct Compensation
Base Pay	Fixed annual cash amount, paid at regular intervals	Provides a regular source of income at competitive levels.
Annual Incentive Compensation Program	Performance-based cash compensation opportunity tied to annual goals of Adjusted EBITDAR and safety and environmental measures	Financial goals focus NEOs on achieving key annual financial goals and objectives based on budgeted expectations for the year, including goals related to the restructuring.
Safety and environmental measures focus NEOs on these important areas of performance.
Long-Term Incentive Program	Long-term incentive program opportunities delivered through performance units and, following our emergence from chapter 11, grants of restricted stock units	Performance units are tied to safety and environmental goals, and are aimed at focusing efforts on key long-term performance measures.
Following our emergence from chapter 11, our NEOs received grants of restricted stock units, 60% of which will only vest to the extent that specified share price performance thresholds are attained.
Other Compensation
Benefits	Standard range of medical, dental, life insurance, disability and retirement plans available to other employees, as well as executive benefits described below under "Other Benefits"	Provide market-competitive level of support in the event of injury, illness and retirement. Limited executive benefits are provided to address unique situations or expectations for our executives.
No tax gross-ups on executive benefits

Our Compensation Process

        The Committee, with advice and analysis from its independent compensation consulting firm, uses current compensation levels and benchmarking and other data of peer companies, individual and Company performance, long-term career goals, future leadership potential and succession planning, among other factors, in determining appropriate target compensation levels for our NEOs. The Committee does not use a formula to weight these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs.

        After the end of the performance period to which a particular incentive award relates, the Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance. The Committee generally retains discretion to recommend payouts that are above or below actual performance levels for the applicable performance period. However, if the Committee determines that an award should be treated as performance-based compensation under Section 162(m) of the Code, then the Committee forgoes its discretion to increase the award payout. For purposes of determining the amount of a payout to recommend, the Committee may also consider infrequent or non-recurring items that are not reflective of ongoing operations or the effects of major corporate transactions or other items that the Committee determines, in its judgment, significantly distort the comparability of our actual performance against the performance targets.

        Annually, the Committee reviews the design of our named executive officer compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, the Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. The Committee has retained the independent compensation consultants listed below under "Role of Compensation Consultants" to help analyze certain comparative market data. Certain members of management participate in this process by assembling and summarizing data used by the Committee. The Committee and its independent compensation consultant reviewed our compensation policies and practices, and the Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In 2016, the Company prepared "tally sheets" that summarize the past and present values of each component of each NEO's total compensation. This tool assists Committee members in the evaluation and approval of changes to compensation.

  Role of Compensation Consultants

        Prior to and during the chapter 11 case, the Committee retained Mercer (USA) Inc. ("Mercer") as an independent compensation consultant to provide the Committee advice on designing executive compensation. Mercer assisted the Committee in determining the compensation peer group, which is described in more detail below. Mercer also advised the Committee on competitive compensation practices, mix of compensation elements and comparative market data, which the Committee considered in addressing and determining the appropriate levels of compensation for each NEO relative to the marketplace.

        In connection with our emergence from chapter 11, the Committee retained Lyons, Benenson & Company Inc. ("LB") as an independent compensation consultant to advise on executive compensation matters.

        The Committee has reviewed the independence of each independent compensation consultant and has determined that no conflicts of interest exist. The Committee has sole authority to retain or replace the independent compensation consultant. The Committee regularly reviews the performance and independence of its independent compensation consultant, as well as fees paid. A representative of the independent compensation consultant attends committee meetings as requested to serve as a resource on compensation matters. In order to encourage independent review and discussion of compensation matters, the Committee has the authority to, and does from time to time, meet with such representative in executive session.

  Role of Management

        Our chief executive officer and our vice president of human resources receive compensation peer group information from the independent compensation consultant, and then provide the Committee with compensation recommendations for our NEOs, other than our chief executive officer, including base salary, annual cash incentive opportunity and long-term incentive opportunities. Management provides a current market value for each proposed element of compensation and for the total target value, as well as the median and other select percentile market values for the NEO's peers. Our chief executive officer does not recommend his own base salary or target or actual payout amounts under our annual or long-term incentive awards.

        Annually, the Committee reviews the performance of our chief executive officer and makes recommendations to the Board regarding his compensation. In doing so, the Committee uses information provided by the independent compensation consultant and certain historical financial and operating performance data provided by management. The Committee believes that the compensation opportunities granted to our chief executive officer, while higher in the aggregate than compensation granted to our other executives, are appropriate taking into consideration our chief executive officer's overall leadership responsibilities.

  Compensation Peer Group — Pre-Emergence Compensation

        Due to the volatility in the industry, including the restructurings of several competitors and our own restructuring, the Committee decided to keep the same peer group as the one used in 2015 for purposes of compensation matters for the pre-emergence portion of 2016. During the process of establishing the peer group, the Committee looked not only at market capitalization and revenues, but also at other factors such as geographic location, industry, and whether the Company has historically competed with a company in attracting talent. As one example, a company such as Peabody Energy Corporation ("Peabody") may be outside a "target range" of revenues and/or market capitalization, but the Committee feels strongly about including Peabody in its peer group because (i) Peabody is one of the Company's chief competitors, (ii) Peabody's headquarters is also located in St. Louis, Missouri, and (iii) the Company routinely competes with Peabody in attracting and retaining talent. The peer group was designed such that most of the peer companies had revenues between 0.5 times and 2 times the Company's revenues at the time the group was approved.

• Air Products & Chemicals, Inc.	• Denbury Resources Inc.	• Pioneer Natural Resource Corp.
• Alpha Natural Resources, Inc.	• DTE Energy Company	• Sempra Energy
• Ameren Corporation	• Eastman Chemical Company	• Southern Copper Corp.
• Barrick Gold Corporation	• EOG Resources	• Southwestern Energy Corp.
• Cameron International Corp.	• Martin Marietta Materials	• Spectra Energy Corp.
• Cliffs Natural Resources, Inc.	• Newmont Mining Corporation	• Vulcan Materials Company
• Cloud Peak Energy, Inc.	• Noble Energy, Inc.	• Walter Energy, Inc.
• CONSOL Energy Inc.	• Peabody Energy Corporation	• Williams Companies Inc.

        When evaluating benchmark data for these peer companies, the median market data is applied to each individual pay component in addition to a total compensation analysis. In addition, general industry compensation data is also reviewed by the Committee to provide an additional reference point. This data is based on a broad spectrum of public companies (excluding financial services and retail companies) that had median revenues similar to the Company.

        The Committee assesses the appropriateness of the peer groups used to benchmark our compensation programs on an annual basis and adds or subtracts members of the peer groups as appropriate.

  Compensation Peer Group — Post-Emergence Compensation

        Following our emergence from chapter 11 in October 2016, the Committee, in consultation with LB, decided upon a revised peer group of 13 companies (listed below) based primarily upon criteria including size (both in terms of revenues and market capitalization), business alignment, industry relevance and competition for executive talent. The peer group below has median revenues of approximately $3.1 billion (with a range of $1.1 billion to $5.6 billion) and median market capitalization of approximately $2.5 billion (with a range of $107 million to $18.7 billion). We recognize that the companies in this group generally are larger than we are under both of these measures; nevertheless, we view this peer group as appropriate in light of the importance we ascribe to providing competitive compensation opportunities that are sufficient to attract and retain the talented executives needed to lead the Company.

• Alliance Resource Partners, L.P.	• Peabody Energy Corporation
• Cliffs Natural Resources	• Pioneer Natural Resource Corp.
• Cloud Peak Energy, Inc.	• Southwestern Energy Corp.
• Compass Minerals International, Inc.	• Spectra Energy Corp.
• CONSOL Energy Inc.	• Vulcan Materials Company
• Denbury Resources Inc.	• Westmoreland Coal Company
• Noble Energy, Inc.

  Evaluation of Stockholder "Say on Pay" Vote Results

        Due to our chapter 11 restructuring, we did not hold an annual meeting in 2016 and, therefore, the stockholder advisory vote on executive compensation, or "say on pay" vote, was not held in 2016. Prior to 2016, we held a "say on pay" vote annually, and this year we are again providing shareholders with the right to cast a non-binding advisory vote to approve the compensation of our NEOs (see "Proposal No. 2 — Advisory Vote to Approve Named Executive Officer Compensation").

        In recent years, the Company has been active in discussions regarding our compensation programs and arrangements with various stakeholders. As discussed above, our NEOs' compensation for 2016 was focused on ensuring the successful completion of our reorganization and, following our emergence from chapter 11, on creating long-term value for our stockholders and other stakeholders. The Committee has continued to engage with stockholders and other stakeholders and take their feedback, as well as the results of the "say on pay" vote, into account when establishing or modifying our compensation programs.

        This year, we are also providing stockholders with the right to cast an advisory vote to inform the Company as to how often stockholders wish to include a "say on pay" proposal in the Company's proxy statement. As an advisory vote, this proposal is not binding on the Company. However, the Board values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of this vote when considering the frequency of the executive compensation stockholder advisory votes (see "Proposal No. 3 — Advisory Vote on Frequency of Say On Pay Votes").

   Elements of Our Compensation Program

        The Committee believes that our named executive officers, together with our other executives who have an ability to influence the achievement of our financial and operating objectives, should have a higher percentage of total compensation that is variable and, therefore, subject to greater risk. This provides closer alignment between those executives' total compensation with the short- and long-term interests of stockholders and other stakeholders.

        In order to achieve the compensation objectives established by the Committee, the Company uses the following compensation elements:

  •
  Base salary;

  •
  Short-term incentive opportunities (the Annual Incentive Compensation Program);

  •
  Long-term incentive opportunities (the Long-Term Incentive Program); and

  •
  Certain other limited executive benefits.

        In general, as the position and amount of responsibility for an executive increase, a greater percentage of that executive's total compensation will be variable. Executives with the highest level and amount of responsibility generally have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation dependent upon our performance, as reflected in short- or long-term incentive awards.

        The following table shows the allocation of total target compensation for each NEO for each of the last three years:

	% of Target 2014 Compensation(1)			% of Target 2015 Compensation(1)			% of Target 2016 Compensation(1)
	Fixed	Performance- Based(2)		Fixed	Performance- Based(2)		Fixed	Performance Based(2)
Name	Base Salary	Annual	Long- Term	Base Salary	Annual	Long- Term	Base Salary	Annual	Long- Term
John W. Eaves	18%	18%	64%	18%	20%	62%	18%	20%	62%
John T. Drexler	22%	18%	60%	23%	19%	58%	22%	18%	60%
Paul A. Lang	21%	17%	62%	21%	19%	60%	20%	18%	62%
Kenneth D. Cochran	24%	15%	61%	24%	15%	61%	24%	15%	61%
Robert G. Jones	24%	15%	61%	24%	15%	61%	24%	15%	61%

(1)
For purposes of determining total compensation, we have included base salary, target annual cash incentives and the value of target long-term incentive awards (excluding, for 2016, the emergence grants of restricted stock units made following our emergence from chapter 11).

(2)
In determining the percentages shown above, the annual cash incentives and the long-term incentive awards are assumed to be paid at target levels. The actual values of the long-term incentives granted to the NEOs in 2016 were reduced by 70% in light of the chapter 11 filing, with only the performance unit component awarded in 2016. In addition, to expedite the Company's emergence from chapter 11 and achieve a consensual chapter 11 Plan of Reorganization, our executive officers agreed to reduce by $6 million ($4,855,398 of which was allocated to our NEOs) the aggregate amount of their earned 2016 annual bonuses and the performance units that they earned for the 2014 - 2016 performance period.

Base Salary —

        We provide each named executive officer with an annual base salary. Base salaries for our named executive officers depend on each executive's experience and scope of responsibilities as well as the median market data for comparable job positions at companies within our peer group. We increase base salary primarily in response to notable achievements or for additions in scope of responsibilities. In addition, we may increase base salary to remain competitive in the marketplace.

        During 2016, as part of the Committee's annual compensation review process, the Committee determined that the base salaries for our NEOs should not be increased.

Annual Incentive Compensation Program —

  Overview —

        The Committee designed the Annual Incentive Compensation Program to focus our organization on meeting and exceeding certain annual financial and operating objectives by rewarding those key employees with the greatest ability to influence our results. For 2016, the Committee modified the program to take into consideration the goals of the chapter 11 restructuring, as follows:

  •
  The Adjusted EBITDA performance measure was replaced with Adjusted EBITDAR (earnings before interest, taxes, depreciation, amortization and restructuring costs) and its weighting was increased from 50% to 70% of the total target award.

  •
  There was no above-target payout opportunity with respect to the Adjusted EBITDAR performance measure (whereas the maximum payout opportunity with respect to the Adjusted EBITDA performance measure for 2015 was 200% of the target opportunity).

  •
  The Adjusted EPS (earnings per share) performance measure, which constituted 20% of the total target award for 2015, was eliminated.

  •
  The environmental and safety performance measures, which together constitute 30% of the total target award, were retained, as these goals continue to reflect our core values.

  •
  As a result of these changes, the maximum incentive opportunity under the Annual Incentive Compensation Program was capped at 130% of the target opportunity (reduced from 200% for 2015) — i.e., up to 70% for the Adjusted EBITDAR performance measure, and up to 60% in the aggregate for the environmental and safety performance measures.

        Early each year, the Committee determines the compensation plan design for the annual cash incentives based on performance from the prior year, as well as other factors. The Committee recommends the annual plan design, as well as the performance targets, to the Board for approval. Annual cash awards contain various incentive levels based on the participant's accountability and impact on our performance, with target opportunities established as a percentage of base salary based on the median market data.

        The following table shows the target opportunities available to the NEOs as a percentage of their base salaries and the actual payouts as a percentage of their base salaries for each of the last three years:

	2014		2015		2016
Name	Target as % of Base Salary	Actual Payout as % of Base Salary	Target as % of Base Salary	Actual Payout as % of Base Salary	Target as % of Base Salary	Actual Payout as % of Base Salary(1)
John W. Eaves	100%	165%	107%	99%	110%	45%
John T. Drexler	80%	132%	83%	77%	85%	35%
Paul A. Lang	85%	140%	88%	82%	90%	37%
Kenneth D. Cochran	60%	99%	60%	56%	60%	24%
Robert G. Jones	60%	99%	60%	56%	60%	24%

(1)
To expedite the Company's emergence from chapter 11 and achieve a consensual chapter 11 Plan of Reorganization, our executive officers agreed to reduce their earned 2016 annual incentive payouts and earned performance unit awards for the 2014-2016 performance period by an aggregate amount of $6 million. This decision resulted in a $1,651,260 reduction in the aggregate amount of the 2016 earned annual incentives paid to our NEOs.

        The following table shows the performance measures used in the 2016 Annual Incentive Compensation Program for our NEOs, together with the percentage of the total annual cash incentive grant that such component comprises. Each of the components for the NEOs is described in greater detail below.

Performance Measure	2016 — Portion of Total Target Award
Adjusted EBITDAR	70%
Safety Incident Rate	15%
Environmental Compliance	15%

        We believe that these performance measures align our compensation packages with both stockholder and employee interests, by targeting specific performance goals and operational standards. By identifying meaningful performance measures and by assigning certain measures greater weight, we are able to more closely align compensation to the achievement of those business objectives over which particular employees have the greatest impact.

        If the target level of performance is achieved with respect to a particular performance measure, the applicable payout percentage for that performance measure will equal 100%. Achievement at the threshold or maximum performance level results in an applicable payout percentage that varies based on the performance measure, as shown in the table below. We interpolate payouts under the annual cash incentive awards for performance levels that fall between the threshold, target and maximum performance levels. There is no payout for performance that does not meet the threshold level criteria.

Performance Measure	Threshold	Target	Maximum
Adjusted EBITDAR	25%	100%	— (1)
Safety Incident Rate(2)	50%	100%	200%
Environmental Compliance	50%	100%	200%

(1)
The payout with respect to the Adjusted EBITDAR performance measure was capped at the target payout of 100%.

(2)
In the event of a work-related fatality at any of our mine locations, there is no payout for the safety incident rate component.

  Adjusted EBITDAR —

        For 2016, the Company established a budget, including Adjusted EBITDAR. "Adjusted EBITDAR" is determined based on our earnings before interest, taxes, depreciation, amortization and restructuring costs, on a consolidated basis in accordance with generally accepted accounting principles, and excludes items such as acquisition-related expenses and amortization of acquired sales contracts. The Committee reviewed the budget approved by the Board and set the "target" level of this component based on that budget. In prior years, "target" levels had been set between a range of 90% to 100% of budget, but for 2016, the Committee set the "target" level at 150% of budget. The threshold payout value amount for 2016 was set at 70% of the Adjusted EBITDAR budget. The following table shows the threshold and target levels for the 2016 Annual Incentive Compensation Program (the payout for this component was capped at the "target" payout).

	2016 PERFORMANCE GOALS
Performance Measure	Threshold	Target
Adjusted EBITDAR	$71,400,000	$153,000,000

  Safety Incident Rate —

        Safety is an important emphasis for the Company and, the Board believes, each of the Company's stakeholders. Strong safety performance leads to improved employee performance and lower costs associated with regulatory citations, insurance and litigation matters, which in turn lead to improved operating performance. Because of these factors, the Committee uses Safety Incident Rate as a component of the annual incentive compensation program. "Safety Incident Rate" is determined based on the Company's historical performance, and is the number of reportable injuries per 200,000 man hours. The "target" goal for 2016 was set at the Company's three-year average, while the threshold and maximum goals were set at 10% higher than the Company's three-year average and 10% improvement over the Company's three-year average, respectively. In addition, there is no payout for this performance measure if there is a work-related fatality during the fiscal year. The following table shows the threshold, target and maximum levels for the 2016 Annual Incentive Compensation Program.

	2016 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Safety Incident Rate	1.20	1.09	0.98

  Environmental Compliance —

        Like safety, environmental compliance is an important goal for the Company. Improved environmental compliance can improve the areas in which our employees live and operate and reduce long-term costs and expenses associated with fines, remediation issues and litigation matters. The Committee has established an environmental compliance component based on Notices of Violation, or NOVs, received by the Company and its subsidiaries. Similar to the safety component, the "target" goal for 2016 was set at the Company's three-year average, while the threshold and maximum goals were set at 10% higher than the Company's three-year average and 10% improvement over the Company's three-year average, respectively. The following table shows the threshold, target and maximum levels for the 2016 Annual Incentive Compensation Program.

2016 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Environmental Compliance	9 NOVs	8 NOVs	7 NOVs

  2016 Payout Under the Annual Incentive Compensation Program

        In early 2017, the Committee evaluated the level of achievement of the various performance measures for 2016 and made the following determinations:

Performance Measure	Actual Performance	Applicable Payout Percentage	Relative Weighting	Weighted Payout Percentage
Adjusted EBITDAR	$149,845,200	99%	70%	69%
Safety Incident Rate(1)	N/A	0%	15%	0%
Environmental Compliance	2 NOVs	200%	15%	30%

(1)
There was no payout for the safety incident rate due to a fatality during 2016.

        Based on the actual performance as set forth above, the cumulative amounts listed below were earned under the 2016 Annual Incentive Compensation Program for the Company's 2016 performance. Nevertheless, to expedite the Company's emergence from chapter 11 and achieve a consensual chapter 11 Plan of Reorganization, our executive officers agreed to reduce their earned 2016 annual incentive payouts and earned performance unit awards for the 2014 - 2016 performance period by an aggregate amount of $6 million. This decision resulted in a $1,651,260 reduction in the aggregate amount of the 2016 earned annual incentives paid to our NEOs.

Name	Target as % of Base Salary	Actual Payout as % of Base Salary (After Agreed Reduction)	Dollar Amount of Actual Payout (After Agreed Reduction)
John W. Eaves	110%	45%	$460,354
John T. Drexler	85%	35%	$199,555
Paul A. Lang	90%	37%	$266,413
Kenneth D. Cochran	60%	24%	$116,364
Robert G. Jones	60%	24%	$110,240

Long-Term Incentive Program

  Overview —

        The Committee designed our long-term incentive program to promote decision-making that creates long-term value for our stockholders and other stakeholders. The Committee believes that an effective LTIP should also create strong retention incentives for those key employees who are most likely to influence our long-term performance. Upon our emergence from chapter 11, all equity-based holdings previously granted under our LTIP were canceled, including stock options, restricted stock, restricted stock units and performance shares. As a result, on our emergence from chapter 11, all of the equity awards that our NEOs then held were canceled without payment.

        Our performance unit awards, which are cash-based and tied to the Company's environmental and safety performance, were not canceled upon our emergence from chapter 11. However, to expedite the Company's chapter 11 emergence and achieve a consensual chapter 11 Plan of Reorganization, our executive officers agreed to reduce their earned 2016 annual incentive payouts and earned performance unit awards for the 2014 - 2016 performance period by an aggregate of $6 million. This decision resulted in a $3,204,138 reduction in the aggregate amount of the earned performance units that were paid to our NEOs for the 2014 - 2016 performance period. In addition, to increase alignment of the NEOs' interests with those of our stockholders, the Committee determined to settle these units 50% in shares and 50% in cash (rather than 100% in cash, as was the case for performance units earned for prior performance periods), with the shares subject to a two-year holding period.

  Pre-Emergence Grants —

        In February 2016, the Committee granted LTIP awards to the NEOs for the 2016 - 2018 performance period solely in the form of performance unit awards, eliminating the performance share and restricted stock unit components in light of the chapter 11 filing. As a result, the grant date fair value of these 2016 LTIP awards was 70% lower than in prior years. The performance unit awards incentivize the achievement of safety and environmental performance. As further discussed below, the Committee strongly believes that a significant focus on safety and environmental performance is critical to the Company's long-term success.

        The following table shows the components of our long-term incentive program for each of the last three years, together with the percentage associated with such portion of the award compared to the total award granted in that year (for 2016, the percentages reflect the grants made shortly after the chapter 11 filing). Long-term incentive awards contain various incentive levels based on the participant's accountability and potential influence on our performance, with target opportunities established as a percentage of base salary based on the median market data. Each of the components used in the long-term incentive program for the NEOs is described in greater detail below.

Annual Compensation Component	2014	2015(1)	2016(2)
Performance shares(3)	35%	35%	0
Performance units	30%	30%	30%
Restricted stock units	35%	35%	0

(1)
The actual values of the performance share and restricted stock unit components of the 2015 LTIP awards were less than the target values. To conserve the available equity share pool, the Company granted performance shares and restricted stock units in 2015 utilizing the 2014 grant price ($4.10), rather than the grant date share price of $1.34, as was the practice in prior years (these prices do not reflect the one-for-ten reverse stock split). This resulted in equity awards valued at 33% of the target value for each recipient.

(2)
2016 LTIP awards were reduced by 70% in light of the chapter 11 filing. Only the performance unit component of the LTIP was awarded in 2016 prior to our emergence from chapter 11. The performance unit component is tied to the Company's environmental and safety performance.

(3)
The performance shares provided for settlement in shares of our common stock, with the number of shares earned determined based on the level of achievement of specified operating cash flow and total shareholder return goals.

  Performance Units —

        Performance units are used as a component of our long-term incentive program in order to motivate our NEOs and other key employees to focus on our operating performance over a multi-year period. Performance units generally provide an opportunity for key employees to earn compensation upon the successful achievement of our objectives over a three-year period. Performance units are paid out in cash or, at the election of the Board, in shares of our common stock.

        Payouts under the performance units granted will depend upon our achievement of certain safety and environmental objectives over a three-year period. Both safety and environmental objectives are critical short- and long-term priorities for the Company. Strong safety performance leads to improved employee performance and lower costs associated with regulatory citations, insurance and litigation matters, which, in turn lead to improved operating performance. Improved environmental compliance can improve the areas in which our employees live and operate and also reduce long-term costs and expenses associated with fines, remediation issues and litigation matters. The "target" levels for each of these for the performance units granted in 2016 are equal to a 5% improvement over the prior three-year average of the Company.

        During our ongoing discussions with stakeholders, some stakeholders have raised a question about why we include safety and environmental performance in both our annual and long-term incentive programs, with several expressing the view that these measures were duplicative. The Committee has considered this question and believes that the inclusion of these goals in both programs is critically important to motivate strong safety and environmental performance. Our industry has seen first-hand the impact that lax safety and environmental performance can have on the long-term viability of a company, and we feel strongly that a significant focus on both strong safety and environmental performance is not only beneficial for the safety of our employees and the communities in which we operate, but also a pillar of the long-term success and future of our Company.

        In addition, the safety and environmental components of our long-term incentive program do not include a "threshold" measure. Payout is only made if the Company meets the target goal of a 5% improvement over the Company's prior three-year average. Finally, with respect to the safety component, payout at the "maximum" level is conditioned not only on meeting the safety measure, but also on exceeding the three-year combined average of three of our competitors, as shown on the tables below.

2016 - 2018 Safety and Environmental Compliance Goals

Safety Incident Rate (50% of Total Award)		Environmental Compliance (50% of Total Award)
Payout Factor	Incident Rate	Payout Factor	Notices of Violation
Target (100%)	1.04	Target (100%)	7
175% of Target	0.93	Maximum (200%)	6
Maximum (200%)	0.93(1)

(1)
To achieve the Safety Incident Rate maximum payout, the incident rate must be 0.93 or lower and the Safety Incident Rate must be better than the three-year combined averages of Alpha Natural Resources, Inc. (n/k/a Alpha Natural Resources Holdings, Inc. and Contura Energy, Inc.), Consol Energy, Inc., and Peabody Energy Corp.

        Our compensation program for 2014 included an award of performance units earned based on 2014 - 2016 performance. In early 2017, the Committee evaluated the level of achievement of the various performance measures for the 2014 - 2016 performance period and made the following determinations:

Performance Measure	Target	Actual Performance	Relative Weighting	Weighted Payout Percentage
Safety Incident Rate	1.40	1.14	50%	100%
Environmental Compliance	17 NOVs	5 NOVs	50%	100%

        Total actual amounts paid to each NEO under the 2014 performance unit awards for the Company's 2014 - 2016 performance are set forth in the footnotes to the Summary Compensation Table below. These payments reflect our NEOs' agreement, in connection with our chapter 11 case, to reduce by $3,204,138 the aggregate amount that they earned with respect to the awards.

        To increase alignment of the NEOs' interests with those of our stockholders, the Committee determined to settle these units (after applicable reductions) 50% in shares of our common stock and 50% in cash (rather than 100% in cash, as was the case for performance units earned for prior performance periods). Each NEO is required to hold these shares (net of any shares withheld for tax purposes) until the earlier of the two-year anniversary of the settlement date or the date on which the NEO meets the share ownership guideline described below.

  Post-Emergence Grants —

        On November 23, 2016, each of our NEOs received two awards of restricted stock units ("RSUs") as follows:

Named Executive Officer	Time-Based RSUs	Performance-Based RSUs
John W. Eaves	57,000	85,500
John T. Drexler	18,000	27,000
Paul A. Lang	30,000	45,000
Kenneth D. Cochran	10,500	15,750
Robert G. Jones	10,500	15,750

        The time-based RSU award comprises 40% of the aggregate number of shares covered by the two awards. The award vests one-third on each of the first three anniversaries of the grant date. Any RSUs that vest are settled in shares on the third anniversary of the grant date.

        The performance-based RSU award comprises 60% of the aggregate number of shares covered by the two awards. The award vests on the third anniversary of the grant date and is earned based on the volume weighted average price ("VWAP") of a share during any 90-day trading period during the three-year performance period, as follows:

Share VWAP	Vesting Percentage
Below $65	0%
$65	25%
$85	50%
$105	75%
$125 or higher	100%

        If the VWAP of a share is between any of these two prices, the percentage of the award that vests is subject to straight-line interpolation between the percentages corresponding to the two prices.

        Each NEO is required to hold 50% of the shares delivered on settlement of these RSUs (net of any shares withheld for tax purposes) until he meets the share ownership guideline described below.

  Other Benefits —

        Executive Benefits —  We provide a limited number of executive benefits such as financial planning services to our NEOs and certain other key employees. The purpose of these benefits is to attract and retain executives with a comprehensive compensation package. Executive benefits are taxable to the executives. Executives do not receive any tax gross up payments on these benefits.

        Participation in Benefit Plans and Other Compensation Arrangements —  Each of our NEOs is eligible to participate in the same health and welfare plans as our other eligible employees. These plans include medical and dental insurance, life, travel and accidental death and dismemberment insurance, short- and long-term disability coverage and participation in our qualified defined benefit pension plan (which was frozen at the end of 2014) and a 401(k) plan. The following is a summary of certain benefit plans and other compensation arrangements available to our NEOs but for which our other employees generally may not be eligible:

        Supplemental Retirement Plan Benefits —  The Internal Revenue Code (the "Code") limits the amount of qualified retirement benefits we may provide for certain employees. As a result, we sponsor a supplemental retirement plan that provides eligible employees, including the NEOs, with additional retirement benefits that would otherwise be available under our defined benefit pension plan but for the limitations contained in the Code. We froze this supplemental retirement plan on December 31, 2014, the same date that we froze our defined benefit pension plan. No participants earn any service credit after such date. For more information about our defined benefit pension plan and our supplemental retirement plan, including the accumulated benefits attributable to our NEOs, see "Pension Benefits" below.

        Non-Qualified Deferred Compensation Plan —  The Code limits the amount certain of our employees may contribute to our tax-qualified 401(k) plan in any year. Therefore, we sponsor a non-qualified deferred compensation plan that allows eligible employees, including the NEOs, to defer receipt of a portion of their base salaries and certain annual and long-term cash incentive awards not subject to these limits. The deferred compensation plan provides higher-paid employees with the full Company matching contribution to which they would otherwise be entitled under our defined contribution plan but for the limitations contained in the Code.

NEOs were not allowed to make deferrals under the non-qualified plan for 2016 or 2017. For more information about our deferred compensation plan, including information about amounts attributable to our NEOs, see "Non-Qualified Deferred Compensation" below.

        Change in Control Agreements —  To provide our NEOs and certain other key employees with some financial security in the event their employment with our organization is terminated without cause or under certain circumstances following a change in control, we provide the executives with change in control agreements that provide for cash payments and certain other severance benefits upon a qualifying termination. We believe that the change in control agreements we maintain with our executives provide a meaningful mechanism by which to retain those individuals who are most capable of affecting our future performance. The agreements were developed and entered into in the years prior to our chapter 11 filing and were assumed by the Company on our emergence from chapter 11. The agreements were not modified during the chapter 11 case, except that the NEOs agreed to waive the first trigger under the agreements, such that our chapter 11 reorganization would not constitute a change in control for purposes of the agreements. As a result, our NEOs will only receive enhanced change in control payments and benefits under the agreements if their employment is involuntarily terminated in connection with a subsequent change in control. For more information about the change in control agreements with our NEOs, see "Potential Payments Upon Termination of Employment or Change in Control" below.

        Retention Agreements —  To maintain stability for the Company during a volatile time for our industry, on July 30, 2015, we entered into a retention agreement with each of our NEOs and certain other key employees. The agreements provide that, subject to the conditions set forth therein, each employee is eligible to receive quarterly cash retention payments for up to a total of 27 months if his employment continues. To encourage retention through the entire period, the payments are backloaded, with each of the first eight quarterly payments equaling 9.375% of the total possible retention award, and the final quarterly payment equaling 25% of the total possible award. If an employee's employment is terminated for any reason other than by us without "cause" or by the employee for "good reason" (as such terms are defined in the retention agreement), any unpaid retention payments under the agreement are forfeited. The total possible retention award originally equaled two times base salary for each of Messrs. Eaves, Drexler and Lang, and 1.5 times base salary for each of Messrs. Cochran and Jones. We paid the first quarterly installment under the retention agreements to the NEOs and other employees prior to our chapter 11 filing. We were prohibited from making any further payments under the retention agreements to the NEOs during our chapter 11 case and, therefore, no such payments were made. As a result, the aggregate amount payable to each NEO under his retention agreement was reduced by over 28%. Upon our emergence from chapter 11 and pursuant to the Plan of Reorganization, payments under the retention agreements resumed, with the first such payment made in November 2016.

        Stock Ownership Guidelines —  Following our emergence from chapter 11, our Board adopted stock ownership guidelines, which superseded the guidelines previously in effect and which are intended to promote meaningful stock ownership by our NEOs. These guidelines specify a number of shares of our common stock, including unvested RSUs and hypothetical shares of our common stock held through our non-qualified deferred compensation plan, that our NEOs must accumulate within the later of five years of the implementation of the guidelines or their first receiving an equity grant. The specific shareholding guidelines are determined based on a multiple of base salary, as follows:

Position	Requirement
Chief Executive Officer	5 × Salary
Chief Operating Officer	3 × Salary
Chief Financial Officer	3 × Salary
SVP, Operations	3 × Salary
SVP, Law & General Counsel	3 × Salary

        Anti-Hedging and Anti-Pledging Policy —  Each of our NEOs and directors is subject to the terms of our securities trading policies. Those policies prohibit entering into hedging transactions involving our stock, including trading in or writing "puts" and "calls" or engaging in "short sales," "margining" or any other action designed to offset any change in the value of the Company's stock. Those policies also prohibit NEOs and directors from pledging any Company securities.

  Impact of Tax Considerations on Compensation

        Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) of a publicly held corporation to $1 million per year, with an exception for performance-based compensation paid based on the attainment of pre-established performance goals. We consider deductibility under Section 162(m) of the Code when structuring our compensation arrangements for our executive officers. However, depending on the relevant circumstances at the time, we may determine to award compensation that may not be deductible.

        We generally seek to maximize the tax deductibility of all elements of compensation. However, in light of the need to maintain flexibility in administering our executive compensation program, the Committee retains discretion to recommend to the Board compensation in excess of the limits, even if a portion of it may not be deductible.

  Cancelation of Equity Awards on Emergence from Chapter 11

        On our emergence from chapter 11, all of the equity awards that our NEOs then held were canceled without payment. The table below sets forth the grant date values of these canceled equity awards that we have reported, as required under SEC rules, in the Stock Awards and Option Awards columns of the Summary Compensation Table in our annual proxy statement or Form 10-K filed since 2008 for grants made in 2007 through 2015 (including the values reported in the Stock Awards column of the Summary Compensation Table below for the grants made in 2014 and 2015). Despite these reported values, our NEOs received no value for these awards.

	Reported Value of Canceled Equity Awards
Named Executive Officer	Stock Options ($)	Restricted Stock Units ($)	Performance Shares ($)	Total ($)	Actual Value of Canceled Equity Awards ($)
John W. Eaves	$20,165,016	$2,609,188	$698,248	$23,472,452	$0
John T. Drexler	$7,826,230	$1,097,311	$295,379	$9,218,920	$0
Paul A. Lang	$10,586,026	$1,604,547	$414,373	$12,604,946	$0
Kenneth D. Cochran	$2,294,677	$873,601	$230,179	$3,398,457	$0
Robert G. Jones	$7,788,634	$808,601	$217,498	$8,814,733	$0

2016 Summary Compensation Table

        The following table is a summary of compensation information for our chief executive officer, our chief financial officer and each of the other three most highly compensated executive officers for the fiscal year ended December 31, 2016. All of the stock options, restricted stock, restricted stock units, performance shares and any other equity holdings in shares of the Company's common stock that our NEOs held at the time of our emergence from chapter 11 were canceled without payment on emergence and, therefore, our NEOs did not receive any value for the awards whose amounts are shown in the Stock Awards column for 2014 and 2015. In addition, the amounts shown in the Stock Awards column for 2016 reflect the grant date value, calculated in accordance with applicable accounting rules, of the restricted stock unit awards granted to our NEOs after our emergence from chapter 11. The actual value, if any, that the NEOs will realize from the 2016 awards is a function of a value of the underlying shares if and when the awards vest and, for performance-based awards, the level of attainment of the applicable performance goal.

Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation Earnings ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
John W. Eaves	2016	$1,025,000	$192,188	$10,237,770	$1,302,173	$189,651	$40,213	$12,986,995
Chief Executive Officer	2015	$1,008,560	$192,188	$791,015	$2,782,146	$21,436	$106,381	$4,901,726
	2014	$975,000	$0	$2,744,517	$3,151,533	$399,162	$75,185	$7,345,397
John T. Drexler	2016	$575,000	$107,813	$3,232,980	$555,730	$94,864	$40,963	$4,607,350
Senior Vice President and Chief	2015	$558,560	$107,813	$334,624	$1,173,939	$0	$62,977	$2,237,913
Financial Officer	2014	$525,000	$0	$1,161,015	$1,390,239	$163,121	$45,663	$3,285,038
Paul A. Lang	2016	$725,000	$135,938	$5,388,300	$765,954	$152,081	$14,033	$7,181,306
President and Chief Operating	2015	$708,560	$135,938	$469,424	$1,749,954	$0	$63,154	$3,127,030
Officer	2014	$675,000	$0	$1,628,718	$1,943,314	$279,748	$54,504	$4,581,284
Kenneth D. Cochran	2016	$475,000	$63,281	$1,885,905	$393,887	$51,858	$17,610	$2,887,541
Senior Vice President — Operations	2015	$456,303	$63,281	$260,776	$868,398	$0	$46,962	$1,695,720
	2014	$450,000	$0	$904,791	$795,361	$115,711	$39,152	$2,305,015
Robert G. Jones	2016	$450,000	$59,766	$1,885,905	$372,345	$83,787	$25,607	$2,877,410
Senior Vice President — Law, General	2015	$431,303	$59,766	$246,386	$787,015	$16,222	$48,046	$1,588,738
Counsel and Secretary	2014	$425,000	$0	$854,865	$934,726	$165,238	$35,735	$2,415,564

(1)
The chapter 11 Plan of Reorganization authorized us to continue the compensation and benefit programs that were implemented by our then board of directors. Following our emergence from chapter 11, our new board of directors granted equity awards to our NEOs in the amounts shown in the Stock Awards column above for 2016. The new board also determined to settle the performance units earned for the 2014 - 2016 performance period (in the amounts shown in the Performance Unit Awards column for 2016 in the table in footnote 5 below) 50% in shares of our common stock and 50% in cash (rather than 100% in cash, as was the case historically). All other compensation shown in the Summary Compensation Table and footnotes reflects determinations made by our pre-emergence board.

(2)
Amounts shown for 2014 and 2015 include amounts that our NEOs elected to defer, on a discretionary basis, pursuant to our non-qualified deferred compensation plan. None of the NEOs' base salaries were increased in 2016. The salary amounts shown for 2016 are higher than the amounts shown for 2015 because the NEOs' base salaries were increased in 2015 (i.e., the 2016 amounts reflect the increase for the full year).

(3)
Amounts shown reflect the first installment paid under the retention agreements after we emerged from chapter 11. Due to restrictions on retention payments that applied during the chapter 11 case, our NEOs did not receive the three installment payments under the retention agreements, in the aggregate amount of $1,676,953, that were scheduled to be made during the case.

(4)
Amounts shown represent the aggregate grant date fair value of all stock awards made to each executive during the year indicated. We have determined the grant date fair value in accordance with FASB ASC Topic 718. The determination of the grant date fair value is subject to certain estimates and assumptions described in Note 18, Stock-Based Compensation and Other Incentive Plans, to our consolidated financial statements for the year ended December 31, 2016.

Amounts for the performance-based RSU awards were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For these amounts, see the "Grant Date Fair Value of Stock and Option Awards" column of the "Grants of Plan Based Awards for the Year Ended December 31, 2016" table below. The following are the values of the performance-based awards as of the grant date assuming attainment of the maximum level of performance: Mr. Eaves — $6,720,300; Mr. Drexler — $2,122,200; Mr. Lang — $3,537,000; Mr. Cochran — $1,237,950; Mr. Jones — $1,237,950.

The Board approved the stock awards granted in 2015 (performance shares and restricted stock units) based on the same grant price used for the 2014 grant ($4.10) instead of the actual stock price on the date of the grant ($1.34) (these prices do not reflect the one-for-ten reverse stock split). This practice ensured that the NEOs were awarded at least the number of shares that were granted in the prior year, but resulted in an equity grant date value equal to 33% of the target value.

(5)
Amounts shown include the following payouts:

Name	Year	Annual Cash Incentive Awards(*)	Performance Unit Awards(+)
John W. Eaves	2016	$460,354	$841,819
	2015	$997,146	$1,785,000
	2014	$1,611,408	$1,540,125
John T. Drexler	2016	$199,555	$356,175
	2015	$431,439	$742,500
	2014	$694,145	$696,094
Paul A. Lang	2016	$266,413	$499,541
	2015	$579,954	$1,170,000
	2014	$948,251	$995,063
Kenneth D. Cochran	2016	$116,364	$277,523
	2015	$253,398	$615,000
	2014	$446,236	$349,125
Robert G. Jones	2016	$110,240	$262,105
	2015	$239,515	$547,500
	2014	$421,445	$513,281
(*)
In addition, to expedite the Company's emergence from chapter 11 and achieve a consensual chapter 11 Plan of Reorganization, our executive officers agreed to reduce by $6 million ($4,855,398 of which was allocated to our NEOs) the aggregate amount of their earned 2016 annual bonuses and the performance units that they earned for the 2014 - 2016 performance period. The amounts shown in this column reflect these reductions for the NEOs.

(+)
Amounts shown represent payout of performance unit awards granted in 2014 for the 2014 - 2016 performance period under our long-term incentive program. Half of these awards were tied to a safety performance measure and half were tied to an environmental performance measure. Below is a table that lists the performance measure, the applicable threshold, target and maximum achievement levels for each performance measure and the actual performance for each performance measure.

Performance Measure	Relative Weighting	Threshold	Target	Maximum	Actual Performance
Safety Incident Rate	50%	—	1.40	1.32 plus 3-year average must exceed top three industry competitors	1.14 and outperformed all three competitors
Environmental Compliance	50%	—	17 NOVs	15 NOVs	5 NOVs

(6)
Amounts shown represent the changes in the actuarial present value of the accumulated benefits for our NEOs under our defined benefit pension plans, including our supplemental retirement plan, computed in accordance with FASB ASC Topic 715 (formerly referred to as Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions). The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 20, Employee Benefit Plans, to our consolidated financial statements for the year ended December 31, 2016 and under the heading "Employee Benefit Plans" in the section entitled "Critical Accounting Policies" included in the Form 10-K.

(7)
Amounts shown for 2016 reflect the following:

•
For Mr. Eaves: matching contributions to 401(k) plan ($15,900), financial planning services ($13,633) and club dues ($10,680).

•
For Mr. Drexler: matching contributions to 401(k) plan ($15,900), financial planning services ($11,407) and club dues ($13,656).

•
For Mr. Lang: matching contributions to 401(k) plan ($11,433), financial planning services ($2,600).

•
For Mr. Cochran: matching contributions to 401(k) plan ($14,250), and financial planning services ($3,360).

•
For Mr. Jones: matching contributions to 401(k) plan ($11,423), and financial planning services ($14,184).

Grants of Plan-Based Awards for the Year Ended December 31, 2016

        The following table shows information relating to the grants of certain equity and non-equity awards made to the NEOs during 2016. There were no stock options granted to the NEOs in 2016.

								All Other Stock Awards: Number of Shares of Stock or Units(3) (#)
									Grant Date Fair Value of Stock and Option Awards(4)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John W. Eaves	2/25/2016	$366,438	$1,127,500	$1,465,750	—	—	—	—	—
	2/25/2016	N/A	$1,076,250	$2,152,500	—	—	—	—	—
	11/23/2016	—	—	—	—	—	—	57,000	$4,480,200
	11/23/2016	—	—	—	21,375	N/A	85,500	—	$5,757,570
John T. Drexler	2/25/2016	$158,844	$488,750	$635,375	—	—	—	—	—
	2/25/2016	N/A	$474,400	$948,800	—	—	—	—	—
	11/23/2016	—	—	—	—	—	—	18,000	$1,414,800
	11/23/2016	—	—	—	6,750	N/A	27,000	—	$1,818,180
Paul A. Lang	2/25/2016	$212,063	$652,500	$848,250	—	—	—	—	—
	2/25/2016	N/A	$652,500	$1,305,000	—	—	—	—	—
	11/23/2016	—	—	—	—	—	—	30,000	$2,358,000
	11/23/2016	—	—	—	11,250	N/A	45,000	—	$3,030,300
Kenneth D. Cochran	2/25/2016	$92,625	$285,000	$370,500	—	—	—	—	—
	2/25/2016	N/A	$356,250	$712,500	—	—	—	—	—
	11/23/2016	—	—	—	—	—	—	10,500	$825,300
	11/23/2016	—	—	—	3,938	N/A	15,750	—	$1,060,605
Robert G. Jones	2/25/2016	$87,750	$270,000	$351,000	—	—	—	—	—
	2/25/2016	N/A	$337,500	$675,000	—	—	—	—	—
	11/23/2016	—	—	—	—	—	—	10,500	$825,300
	11/23/2016	—	—	—	3,938	N/A	15,750	—	$1,060,605

(1)
Amounts in the first row for each NEO represent the potential amounts payable to the NEO under the annual cash incentive awards for 2016 assuming threshold, target and maximum levels of performance. Amounts paid to each NEO under our annual cash incentive awards for 2016 have been included under the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

Amounts in the second row for each NEO represent the potential amounts payable in 2019 to each NEO under performance units awarded in 2016 assuming target and maximum levels of performance for the 2016 - 2018 performance period. See the information under the heading "Elements of Our Compensation Program" in the sub-section entitled "Compensation Discussion and Analysis" for more information about our performance unit awards.

(2)
Amounts represent shares covered by performance-based RSU awards, which are scheduled to vest between 0% and 100% of the number of shares shown in the "Maximum" sub-column based on attainment of a specified share price performance goal during the three-year performance period. If the threshold performance level is not attained, the awards will be forfeited. The amounts in the "Threshold" sub-column reflect the 25% of the shares shown in the "Maximum" sub-column that will vest on attainment of the threshold performance level. The amounts in the "Maximum" sub-column reflect the 100% of the shares that will vest on attainment of the maximum performance level. The awards do not provide for a target performance level. See the information under the heading "Elements of Our Compensation Program" in the sub-section entitled "Compensation Discussion and Analysis" for more information about these performance-based RSU awards.

(3)
Amounts represent shares covered by time-based RSU awards that are scheduled to vest one-third on each of the first three anniversaries of the grant date. Any RSUs that vest are settled in shares on the third anniversary of the grant date.

(4)
Amounts for the time-based RSU awards represent their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Amounts for the performance-based RSU awards were calculated based on the probable outcome of the performance goal as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of these awards, assuming attainment of the maximum level of performance, see footnote 3 to the "2016 Summary Compensation Table" above.

  The actual value, if any, that the NEOs will realize from the time-based and performance-based RSU awards is a function of the value of the underlying shares if and when the awards vest and, for performance-based awards, the level of attainment of the applicable performance goal.

  For additional information on how we account for equity-based compensation, see Note 2 to our consolidated financial statements for the year ended December 31, 2016 and under the heading "Stock-Based Compensation" in the section entitled "Accounting Policies" included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Outstanding Equity Awards at December 31, 2016

        The following table shows information relating to the equity awards previously granted to our NEOs that were outstanding as of December 31, 2016. The equity awards held by our NEOs when we emerged from chapter 11 on October 5, 2016 were canceled without payment. Our NEOs did not hold any stock options as of December 31, 2016.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
John W. Eaves	57,000	4,448,850	21,375	1,668,319
John T. Drexler	18,000	1,404,900	6,750	526,838
Paul A. Lang	30,000	2,341,500	11,250	878,063
Kenneth D. Cochran	10,500	819,525	3,938	307,361
Robert G. Jones	10,500	819,525	3,938	307,361

(1)
Amounts represent the number of shares underlying the time-based RSU awards, which are scheduled to vest one-third on November 23 of each of 2017, 2018 and 2019.

(2)
Amounts represent the market value of the time-based and performance-based RSU awards, which were calculated by multiplying the number of shares underlying the awards (assuming threshold attainment of the performance goal, in the case of the performance-based awards) by $78.05, which was the closing price of a share of common stock on December 30, 2016 (the last trading day of 2016).

(3)
Amounts represent the number of shares underlying the performance-based RSU awards (assuming threshold attainment of the performance goal), which are scheduled to vest based on the level of attainment of the performance goal during the three-year performance period ending on November 23, 2019.

Option Exercises and Stock Vested for the Year Ended December 31, 2016

        Our NEOs did not exercise any stock options in 2016, and none of their stock awards vested in 2016. During the chapter 11 case, the Board canceled the vesting of our NEOs' previously granted restricted stock unit awards that was scheduled to occur during the case. Upon our emergence from chapter 11, all of the outstanding equity awards previously granted to our NEOs were canceled without payment.

Pension Benefits

        Defined Benefit Pension Plan.    We sponsor a defined benefit pension plan covering all of our eligible employees, including our NEOs. We froze our pension plan on December 31, 2014. No participants earn any service credit after such date. Under the plan, a cash balance account was established for each participant. Participants become vested in their cash balance accounts after serving three years with us. Upon retirement or upon termination of employment following three years of service with us, participants or their beneficiaries may elect to receive benefits in a lump sum, in installments over a period of time or at a later date. Participants were not allowed to receive benefits in a lump sum during our chapter 11 case. Under the terms of the plan, normal retirement occurs on the first day of the month following the date a participant turns 65. We credit each participant's cash balance account with an interest amount based on the U.S. Treasury rate, subject to an annual minimum rate of 4.25%.

        Supplemental Retirement Plan.    We sponsor a supplemental retirement plan covering all of our eligible employees, including our NEOs, whose retirement benefits under our defined benefit pension plan are limited by the Code. Subject to the limitations contained in the Code, benefits under the supplemental retirement plan will be paid six months after termination in a lump sum.

        The following table shows information relating to the accumulated benefits to which the NEOs were entitled under our defined benefit pension plans as of December 31, 2016:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
John W. Eaves	Arch Coal, Inc. Retirement Account Plan	34	$1,606,476	—
	Arch Coal, Inc. Supplemental Retirement Plan	34	$645,511	—
John T. Drexler	Arch Coal, Inc. Retirement Account Plan	19	$365,249	—
	Arch Coal, Inc. Supplemental Retirement Plan	19	$238,899	—
Paul A. Lang	Arch Coal, Inc. Retirement Account Plan	32	$1,021,606	—
	Arch Coal, Inc. Supplemental Retirement Plan	32	$459,079	—
Kenneth D. Cochran	Arch Coal, Inc. Retirement Account Plan	11	$304,177	—
	Arch Coal, Inc. Supplemental Retirement Plan	11	$196,402	—
Robert G. Jones	Arch Coal, Inc. Retirement Account Plan	25	$937,413	—
	Arch Coal, Inc. Supplemental Retirement Plan	25	$186,462	—

(1)
Under our defined benefit pension plans, certain of our NEOs have been credited with additional years of service attributable to employment with one or more predecessor entities as follows: Mr. Eaves — 15 years, Mr. Lang — 13 years, and Mr. Jones — 6 years.

(2)
Amounts shown for each NEO represent the actuarial present value of the executive's accumulated benefit under our defined benefit pension plans as of December 31, 2016, computed in accordance with FASB ASC Topic 715 (formerly known as Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions). The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 20, Employee Benefit Plans, to our consolidated financial statements for the year ended December 31, 2016 and under the heading "Employee Benefit Plans" in the section entitled "Critical Accounting Policies" included in the Form 10-K.

Non-Qualified Deferred Compensation

        We maintain a deferred compensation plan that historically has allowed eligible employees to defer receipt of their base salaries and/or incentive awards until the dates elected by the employees. However, an opportunity to make deferral elections for 2016 and 2017 was not provided. The cash amounts deferred are invested in cash accounts that mirror the gains and/or losses of a number of different investment funds. The plan offers participants a wide range of publicly-available investment funds, including international, U.S. equity, bond and money market funds. These investment funds are substantially similar to the investment alternatives offered to participants in our defined contribution plan. The plan has never offered any above-market rates of return to any of our NEOs. During our chapter 11 case, the amounts deferred were notionally invested in certain risk-free holdings.

        Prior to 2016, participants in the plan were allowed to defer up to 85% of their base salaries and up to 100% of their annual incentive awards. The plan also allowed participants to defer receipt of up to 100% of the shares issuable under any restricted stock units or performance-contingent phantom stock awards granted to executives under our long-term incentive program. Participants are always vested in their deferrals under the plan and any related earnings. We contributed one dollar for each dollar of base salary deferred by participants in the plan, up to a maximum of 6% of the participant's base salaries.

        Under the plan, we credit each participant's account with the number of units equal to the number of shares or units that the participant could purchase or receive with the amount of compensation deferred under the plan on the date we credit the participant's account, based upon the fair market value of the underlying investment on that date. We will pay the amount of compensation deferred under the plan to the participant (or to their designated beneficiary in the event of death) in annual installments or in a lump sum, at the participant's election, following the participant's termination of employment or on the date or dates specified by the participant in his payment election. The amount we pay will be based on the number of units credited to each participant's account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a participant the amount of compensation deferred under the plan prior to the date the participant initially elected to receive payment if we determine that the employee has a demonstrated financial hardship.

        The following table shows information relating to the activity in the deferred compensation plan accounts for the NEOs during 2016:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year End ($)
John W. Eaves	—	—	$(101,179)	—	$2,203,588
John T. Drexler	—	—	$(4,901)	—	$87,252
Paul A. Lang	—	—	$(27,434)	$(54,422)	$761,467
Kenneth D. Cochran	—	—	$(11,164)	$(90,139)	$414,884
Robert G. Jones	—	—	$(40,749)	—	$750,465

(1)
Reflects a reduction in the value of the restricted stock units under the plan due to the decline in our stock price prior to emergence and the cancelation of the units at emergence.

(2)
Reflects amounts distributed on the specified dates elected by the NEOs prior to the deferral dates.

Potential Payments Upon Termination of Employment or Change in Control

        We maintain certain agreements or arrangements with each of the NEOs and certain other key employees that provide for the payment or acceleration of certain benefits in the event that the executive's employment is terminated without cause or following a change in control. In addition to the benefits described below, the NEOs would also be entitled to receive certain benefits under our defined benefit and contribution plans, supplemental retirement plan and non-qualified deferred compensation plan. See the sub-section entitled "Pension Benefits" for more information on the benefits accumulated under our defined benefit pension plan and our supplemental retirement plan that are attributable to each of the NEOs and the sub-section entitled "Non-Qualified Deferred Compensation" for more information on the aggregate balance maintained under our deferred compensation plan by each of the NEOs.

        Our NEOs' change in control agreements provide "double trigger" payments on involuntary termination of employment in connection with a change in control. In connection with the chapter 11 case, the NEOs agreed to waive the first trigger under the agreements, such that our chapter 11 reorganization would not constitute a change in control for purposes of the agreements. As a result, our NEOs will only receive these "double trigger" payments if their employment is involuntarily terminated in connection with a subsequent change in control.

  Potential Payments Upon Termination of Employment

        We maintain change in control agreements with each of our executives, including the NEOs, and certain other key employees. Under the change in control agreements and certain other arrangements we have with the NEOs, we may be required to provide compensation in the event of a termination of employment or a change in control of the Company. As a condition to each executive's entitlement to receive payments under the change in control agreements, the executive is required to execute a waiver of claims against us and to abide by certain non-disclosure, non-competition and non-solicitation requirements.

        Voluntary termination and termination for cause —  Each of the NEOs may terminate his employment at any time. In addition, we may terminate the employment of the NEOs for cause at any time. Under the terms of the change in control agreements with each NEO, a termination is for cause if it is for any of the following reasons:

  •
  a willful and continual failure to perform his duties;

  •
  gross misconduct that is materially and demonstrably detrimental to us; or

  •
  the commission of a felony.

        Under the terms of the change in control agreements, if we terminate an executive's employment for cause or if an executive voluntarily terminates his employment, then we will pay the executive an amount equal to the executive's accrued and unpaid base salary.

        The RSU award agreements provide that, if an executive voluntarily terminates his employment (other than for good reason or due to retirement), his unvested RSUs will be forfeited. If we terminate an executive's employment for cause, his RSUs, whether vested or unvested, will be forfeited.

        Involuntary termination prior to a change in control —  Under the change in control agreements, each of the NEOs may be entitled to certain benefits on an involuntary termination. If we terminate an executive without cause prior to a change in control, then under the terms of the change in control agreement we will pay the executive a lump sum cash amount equal to the following:

  •
  one times (two times for Mr. Eaves) the executive's highest annual base salary during the preceding three years;

  •
  one times the higher of the executive's annual cash incentive award for the most recent year or the average annual cash incentive award for the three preceding years;

  •
  a pro-rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards or our long-term cash and equity-based incentive awards;

  •
  12 times (18 times for Mr. Eaves) the effective monthly COBRA rate;

  •
  12 times (24 times for Mr. Eaves) the applicable monthly life insurance premium rate;

  •
  the matching contribution under our defined contribution plan and executive deferred compensation plan and the annual interest credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 12 months (24 months for Mr. Eaves);

  •
  the value of any unused vacation time.

        Also, we have agreed to reimburse the NEOs for the cost of financial counseling services (up to a maximum of $5,000) for a period of 12 months (24 months for Mr. Eaves), and the cost of reasonable outplacement services for a period of 12 months (24 months for Mr. Eaves).

        Each NEO's retention agreement provides that, if the NEO's employment is terminated by us without cause or by the NEO for good reason, the NEO is entitled to a lump sum payment in an amount equal to any remaining unpaid retention payments under the agreement. For additional information, see "Retention Agreements" above.

        The RSU award agreements provide for the following treatment of the awards if an NEO's employment is terminated by us without cause or by the NEO for good reason:

  •
  For the time-based RSU award, the one-third portion of the award that was scheduled to vest on the next annual vesting date will vest as of the date of such termination, and any remaining unvested portions will be forfeited. The vested portion of the award will be settled in shares on the third anniversary of the grant date or, if earlier, the first anniversary of such termination.

  •
  For the performance-based RSU award, the service condition will be deemed attained with respect to a prorated portion of the RSUs (based on the portion of the three-year performance period that the NEO was employed), and such prorated portion of the award will remain subject to the VWAP performance condition. The remaining portion of the award will be forfeited.

        The following table shows the amounts that each of the NEOs would have received if we had terminated his employment for reasons other than cause prior to a change in control on December 31, 2016:

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance	$3,072,969	$1,016,713	$1,323,206	$746,999	$707,067
Healthcare coverage	$39,683	$26,456	$20,091	$17,626	$26,456
Life insurance premiums	$45,552	$8,040	$22,776	$21,636	$33,804
Incentive awards(1)	$3,192,500	$1,368,800	$1,882,500	$966,250	$913,750
Retirement benefits	$665,832	$150,367	$252,023	$128,812	$149,363
Financial counseling and outplacement services	$30,000	$20,000	$20,000	$20,000	$20,000
Accrued vacation
Retention payment	$1,089,063	$610,938	$770,313	$358,595	$338,670
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$1,482,950	$468,300	$780,500	$273,175	$273,175
Restricted stock units (performance-based)	$105,321	$33,259	$55,432	$19,401	$19,401

Total	$9,723,870	$3,702,873	$5,126,841	$2,552,494	$2,481,686

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards or our long-term cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of $78.05 (which was the closing price on the last trading day of 2016). In addition, for the performance-based awards, we have assumed that the performance goal was achieved at 44.3%, which is the percentage that would have been achieved based on the VWAP over the period of 26 trading days from the grant date of November 23, 2016 through December 31, 2016. The award agreements provide that, upon termination of employment for reasons other than cause prior to a change in control, the performance-based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the highest VWAP over any period of 90 trading days during the three-year performance period ending November 23, 2019).

        Termination in connection with a change in control —  Under the change in control agreements, each of the NEOs may be entitled to certain benefits if we terminate the executive's employment for reasons other than cause following a change in control or if the executive terminates his employment for "good reason" (as defined in the executive's change in control agreement) during the two years following a change in control.

        The change in control agreements define a "change in control" to mean any of the following:

  •
  a consolidation, merger or similar transaction in which we do not survive or in which shares of our common stock are converted into cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain substantially the same proportionate ownership of the common stock of the surviving entity immediately after the merger;

  •
  the sale, lease, exchange or other transfer of all or substantially all of our assets;

  •
  the approval by our stockholders of a plan of liquidation or dissolution; or

  •
  the failure of our directors to constitute a majority of our board of directors at any time during any two consecutive years.

        If we terminate an NEO for reasons other than cause following a change in control or if the NEO terminates his employment for good reason during the two years following a change in control, then under the terms of the change in control agreement, we will pay the executive a lump sum cash amount equal to the following:

  •
  two times (three times for Mr. Eaves) the executive's highest annual base salary during the preceding three years;

  •
  two times (three times for Mr. Eaves) the higher of the executive's annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

  •
  the full amount of any long-term cash and equity-based awards and a pro-rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards;

  •
  18 times the effective monthly COBRA rate;

  •
  24 times (36 times for Mr. Eaves) the applicable monthly life insurance premium rate;

  •
  the matching contribution under our defined contribution plan and non-qualified executive deferred compensation plan and the annual interest credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 24 months (36 months for Mr. Eaves); and

  •
  the value of any unused vacation time.

        Also, we have agreed to reimburse each NEO for the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Mr. Eaves), and the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Eaves).

        The retention agreements provide for the same lump sum payment on termination of employment by us without cause or by the NEO for good reason following a change in control as on such termination prior to a change in control. See above under "Involuntary termination prior to a change in control."

        The RSU award agreements provide for accelerated vesting immediately on a change in control (see below under "Potential Payments Upon Change in Control "). As a result, the NEOs would not receive any additional benefits with respect to their RSUs on termination of employment following a change in control.

        The following table shows the amounts each NEO would have received if we had terminated his employment on December 31, 2016 for reasons other than cause following a change in control or if the NEO had terminated his employment on December 31, 2016 following a change in control:

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance	$6,143,908	$2,033,426	$2,646,412	$1,493,999	$1,414,133
Healthcare coverage	$39,683	$39,683	$30,136	$26,440	$39,683
Life insurance premiums	$68,328	$16,080	$45,552	$43,272	$67,608
Incentive awards(1)	$1,127,500	$488,750	$652,500	$285,000	$270,000
Retirement benefits	$952,868	$261,672	$441,133	$230,537	$274,226
Financial counseling and outplacement services	$40,000	$30,000	$30,000	$30,000	$30,000
Accrued vacation
Retention payment	$1,089,063	$610,938	$770,313	$358,595	$338,670
Acceleration of equity awards:
Restricted stock units (time-based)	$0	$0	$0	$0	$0
Restricted stock units (performance-based)	$0	$0	$0	$0	$0

Total	9,461,350	$3,480,549	$4,616,046	$2,467,843	$2,434,320

(1)
For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards. Payouts under performance units would be triggered upon a change in control and, accordingly, we have not included those payouts in the table above. Instead, payouts under performance units have been included in the table below under the heading "Potential Payments Upon Change in Control."

        Death or disability —  The change in control agreements provide that, in the event an NEO's employment is terminated as a result of his death or disability, then we will pay the executive an amount equal to the executive's accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid. Any performance units held by the executive will vest based on the portion of the vesting period that preceded such termination, subject to attainment of the applicable performance goals.

        The RSU award agreements provide for the following treatment of the awards if an NEO's employment is terminated as a result of his death or disability:

  •
  For the time-based RSU award, the RSUs will vest in full and be settled in shares as of the date of such termination.

  •
  For the performance-based RSU award, the service condition will be deemed attained with respect to 100% of the RSUs and the award will remain subject to the VWAP performance condition.

        The following table shows the amounts each NEO would have received if his employment had terminated on December 31, 2016 as a result of his death or disability:

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance
Healthcare coverage
Life insurance premiums
Incentive awards(1)	$3,192,500	$1,368,800	$1,882,500	$966,250	$913,750
Retirement benefits
Financial counseling and outplacement services
Accrued vacation
Retention payment
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$4,448,850	$1,404,900	$2,341,500	$819,525	$819,525
Restricted stock units (performance-based)	$2,957,095	$933,819	$1,556,366	$544,728	$544,728

Total	$10,598,445	$3,707,519	$5,780,366	$2,330,503	$2,278,003

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards or our long-term cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of $78.05 (which was the closing price on the last trading day of 2016). In addition, for the performance-based awards, we have assumed that the performance goal was achieved at 44.3%, which is the percentage that would have been achieved based on the VWAP over the period of 26 trading days from the grant date of November 23, 2016 through December 31, 2016. The award agreements provide that, upon death or disability, the performance-based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the highest VWAP over any period of 90 trading days during the three-year performance period ending November 23, 2019).

        Retirement —  The change in control agreements provide that, in the event an NEO's employment is terminated as a result of his retirement, then we will pay the executive an amount equal to the executive's accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid. Any performance units held by the executive will vest based on the portion of the vesting period that preceded such termination, subject to attainment of the applicable performance goals.

        The RSU award agreements provide for the following treatment of the awards if an NEO's employment is terminated as a result of his retirement:

  •
  For the time-based RSU award, the award will vest on a prorata basis and will be settled n shares. The remaining portion of the award will be forfeited.

  •
  For the performance-based RSU award, the service condition will be deemed attained with respect to a prorated portion of the RSUs (based on the portion of the three-year performance period that the NEO was employed), and such prorated portion of the award will remain subject to the VWAP performance condition. The remaining portion of the award will be forfeited.

        The following table shows the amounts each NEO would have received if his employment had terminated on December 31, 2016 as a result of his retirement:

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance
Healthcare coverage
Life insurance premiums
Incentive awards(1)	$3,192,500	$1,368,800	$1,882,500	$966,250	$913,750
Retirement benefits
Financial counseling and outplacement services
Accrued vacation
Retention payment
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$158,452	$50,038	$83,396	$29,189	$29,189
Restricted stock units (performance-based)	$105,321	$33,259	$55,432	$19,401	$19,401

Total	$3,456,273	$1,452,097	$2,021,328	$1,014,840	$962,340

(1)
For purposes of estimating the amounts payable under our annual cash incentive awards or our long-term cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of $78.05 (which was the closing price on the last trading day of 2016). In addition, for the performance-based awards, we have assumed that the performance goal was achieved at 44.3%, which is the percentage that would have been achieved based on the VWAP over the period of 26 trading days from the grant date of November 23, 2016 through December 31, 2016. The award agreements provide that, upon retirement, the performance-based awards will remain subject to the performance condition (meaning that the actual percentage at which the performance goal is achieved will be determined based on the highest VWAP over any period of 90 trading days during the three-year performance period ending November 23, 2019).

  Potential Payments Upon Change in Control

        The RSU award agreements provide for the following treatment of the awards on a change in control:

  •
  For the time-based RSU award, the award will fully vest and be settled in shares.

  •
  For the performance-based RSU award, the service condition will be deemed attained with respect to 100% of the RSUs. The level of attainment of the VWAP performance condition will be determined based on the greater of (i) the price or implied price per share of our common stock in such change in control or (ii) the highest VWAP for any period of 90 trading days during the portion of the three-year performance period ending on the day prior to such change in control. To the extent that the award vests, the award will be settled in shares as of the date of such change in control.

        Under the terms of the Arch Coal, Inc. 2016 Omnibus Incentive Plan, a change in control means any of the following:

  •
  the acquisition by any person of more than 50% of our outstanding common stock;

  •
  a consolidation or merger in which we do not survive or in which shares of our common stock are converted to cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain more than 50% of the ownership of common stock of the surviving corporation immediately after the merger;

  •
  the sale, lease, exchange or other transfer of all or substantially all of our assets;

  •
  our stockholders approve a plan or proposal for our liquidation or dissolution; or

  •
  during a period of two consecutive years, continuing directors cease to constitute a majority of the Board.

        The following table shows the amounts each NEO would have received if we had undergone a change in control on December 31, 2016:

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance
Healthcare coverage
Life insurance premiums
Incentive awards(1)	$6,247,500	$2,681,400	$3,735,000	$2,062,500	$1,950,000
Retirement benefits
Financial counseling and outplacement services
Accrued vacation
Retention payment
Acceleration of equity awards:(2)
Restricted stock units (time-based)	$4,448,850	$1,404,900	$2,341,500	$819,525	$819,525
Restricted stock units (performance-based)	$2,957,095	$933,819	$1,556,366	$544,728	$544,728

Total	$13,653,445	$5,020,119	$7,632,866	$3,426,753	$3,314,253

(1)
For purposes of estimating the amounts payable by us under performance unit awards, we have assumed that we achieved maximum levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the restricted stock unit awards, we have assumed a share price of $78.05 (which was the closing price on the last trading day of 2016). In addition, for the performance-based awards, we have assumed (as provided by the award agreements) that the performance goal was achieved at 44.3%, which is the percentage that would have been achieved based on the VWAP over the period of 26 trading days from the grant date of November 23, 2016 through December 31, 2016.

DIRECTOR COMPENSATION

        Our director compensation program is designed to compensate our non-employee directors for the amount of work required for a company of our size and scope and to align the interests of our non-employee directors with the long-term interests of our stockholders and other stakeholders. Upon our emergence from chapter 11, all prior equity-based holdings of our directors were canceled, including restricted stock units. As a result, our directors did not receive any value for their equity-based holdings that were granted prior to our emergence from chapter 11.

        The Personnel and Compensation Committee annually reviews the compensation structure and amounts for our non-employee directors. From time to time, the Committee may engage a compensation consultant to provide survey or proxy data on the structure and amount of director compensation for other companies.

        Compensation of Our Pre-Emergence Board.    Our Board adopted the following compensation structure for our non-employee directors for 2016 who were members of the Board prior to our emergence from chapter 11:

Annual Board Retainers

Independent Board Member annual retainer	$210,000
Additional retainer — Independent Chairman of the Board	$100,000
Additional retainer — Lead Director (if no Independent Chairman)	$30,000
Additional retainer — Chairman of the Audit Committee	$30,000
Additional retainer — Chairman of other committees	$15,000
Additional retainer — Member of the Audit Committee	$15,000
Additional retainer — Member of all other committees	$10,000
New director fee	$60,000	*

*
Non-employee directors were required to defer 100% of the new director fee into a hypothetical investment in Arch Coal common stock pursuant to our deferred compensation plan.

Meeting Fees

        In the event there were more than eight Board meetings in a given calendar year, each Board member would receive a fee of $2,000 for each in-person meeting and $1,000 for each telephonic meeting, beginning with the ninth meeting of the year.

        In the event there were more than six meetings of a standing Committee in a given calendar year, each Committee member would receive a meeting fee of $2,000 for each in-person meeting and $1,000 for each telephonic meeting of such standing Committee, beginning with the seventh meeting of the year.

        Any member of a special committee established by the Board would receive a meeting fee of $2,000 for each in-person meeting and $1,000 for each telephonic meeting of such committee.

        Mr. Eaves and Mr. Lang, both of whom are employees, did not receive separate retainers or meeting fees for their services as directors, and their compensation is discussed under "Executive Compensation."

        The following table sets forth compensation paid to each director (other than Mr. Eaves and Mr. Lang) who served on the Board in 2016 prior to our emergence from chapter 11.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
David D. Freudenthal	106,084	0	106,084
Patricia F. Godley	106,084	0	106,084
Paul T. Hanrahan	115,334	6,000	121,334
Douglas H. Hunt	99,834	0	99,834
J. Thomas Jones	106,084	2,000	108,084
George C. Morris III	102,917	0	102,917
James A. Sabala	114,417	0	114,417
Theodore D. Sands	113,251	0	113,251
Wesley M. Taylor	104,917	0	104,917
Peter I. Wold	101,917	0	101,917

(1)
Amounts shown reflect a contribution under our director matching gift program.

        Compensation of Our Post-Emergence Board.    Our Board adopted the following compensation structure for our non-employee directors following our emergence from chapter 11:

Annual Board Retainers

Independent Board Member annual retainer	$100,000
Additional retainer — Independent Chairman of the Board	$40,000
Additional retainer — Chairman of the Audit Committee	$25,000
Additional retainer — Member of the Audit Committee	$15,000
Additional retainer — Chairman of the Personnel and Compensation Committee	$15,000
Additional retainer — Member of the Personnel and Compensation Committee	$10,000
Additional retainer — Chairman of the Nominating Committee	$10,000
Additional retainer — Member of the Nominating Committee	$5,000
Chairman equity grant(1)	$175,000
Non-Chairman equity grant(1)(2)	$125,000

(1)
Represents an award of restricted stock units with respect to a number of shares of our common stock that is determined by dividing this dollar amount by the fair market value of a share on the grant date. The award vests on the first anniversary of the grant date.

(2)
Due to his affiliation with Monarch Alternative Capital LP ("Monarch"), which is one of our significant shareholders, Mr. Bartels has elected that in lieu of receiving his annual equity grant, a cash payment of equivalent value be made to Monarch.

        The following table sets forth compensation paid to each director (other than Mr. Eaves) who served on the Board in 2016 following our emergence from chapter 11. These amounts were paid on January 3, 2017.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)		All Other Compensation ($)	Total ($)
James N. Chapman	41,250		174,963		0	216,213
Patrick J. Bartels, Jr.	74,606	(3)	0	(3)	0	74,606
Sherman K. Edmiston III	28,750		124,974		0	153,724
Patrick A. Kriegshauser	31,250		124,974		0	156,224
Richard A. Navarre	28,750		124,974		0	153,724
Scott D. Vogel	27,500		124,974		0	152,474

(1)
Amounts are for the period beginning October 5, 2016 and ending December 31, 2016.

(2)
Amounts represent the aggregate grant date fair value of the restricted stock unit portion of the non-employee director annual retainer granted under the Arch Coal, Inc. 2016 Omnibus Incentive Plan. We have determined the grant date fair value in accordance with FASB ASC Topic 718. The determination of the grant date fair value is subject to certain estimates and assumptions described in Note 18, Stock Based Compensation and Other Incentive Plans, to our consolidated financial statements for the year ended December 31, 2016.

(3)
In lieu of Mr. Bartels receiving an annual equity award, the following cash payments were made to Monarch: $13,356 for the pro-rated portion for service in 2016 and $31,250 for the first quarter of 2017, which was paid in advance.

        Other Compensation Arrangements.    In addition to the compensation elements described above, we sponsor a director matching gift program. Under the program, we donate two dollars for each dollar contributed by a director to accredited institutions of higher education up to a maximum of $6,000 each year. Upon a director's retirement or other departure from the Board, the Board may approve a one-time donation to a charitable institution in the name of such director for recognition of that director's service and dedication to the Board. We do not maintain a director's retirement plan, and non-employee directors do not participate in our health, welfare or benefit plans.

        Stock Ownership Guidelines.    In order to align the interests of our non-employee directors with the long-term interests of our stockholders, the Board has adopted stock ownership guidelines for non-employee directors. Each newly elected non-employee director is expected to satisfy this goal within five years of becoming a director.

        Under the guidelines, each non-employee director (other than Mr. Bartels, who, due to his affiliation with Monarch, has elected not to receive equity awards) is required to own a number of shares of our common stock equal in value to three times the value of the annual retainer. Each non-employee director's ownership is reviewed annually, with each share of common stock held by a non-employee director being valued at the Company's average closing price for the 90 days prior to the measurement date. In the event that a non-employee director does not meet the applicable guideline at any time after the initial five-year period, the director is required to hold a minimum of 67% of the net shares resulting from any future vesting of restricted stock or restricted stock units until the guideline is met.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

        The Personnel and Compensation Committee is comprised entirely of independent directors and has the responsibility for reviewing and recommending changes in our executive compensation policies and programs to the board of directors. The Committee also reviews and makes recommendations for all compensation payments to our chief executive officer and other executives, which are approved by the board of directors as a whole.

        The Personnel and Compensation Committee has reviewed and met with management to discuss the disclosures contained in the section of this proxy statement entitled "Executive Compensation — Compensation Discussion and Analysis." Based on that review and discussions with management, the Personnel and Compensation Committee recommended to the board of directors, and the board of directors approved, including the disclosures contained in the section entitled "Compensation Discussion and Analysis" in this proxy statement and, by incorporating that section by reference, in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

                      PERSONNEL AND COMPENSATION COMMITTEE

                      James N. Chapman, Chairman
                      Patrick J. Bartels, Jr.
                      Scott D. Vogel

 AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors as set forth in its charter. Management is primarily responsible for the financial statements and reporting process, including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

        In this context, the Audit Committee has reviewed the Company's audited consolidated financial statements and has met with and held discussions with management, the Company's internal auditors and with Ernst & Young LLP, the Company's independent registered public accounting firm, to discuss those financial statements and related matters. The Audit Committee reviewed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met, at least quarterly, with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also reviewed with the independent auditors their judgment as to the quality and the appropriateness of the Company's accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

        The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter prescribed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by Auditing Standard No. 1301, Communication with Audit Committee as adopted by the Public Company Accounting Oversight Board. The Audit Committee considered whether the performance by Ernst & Young LLP of non-audit services was compatible with their independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, including the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as the Company's independent registered public accounting firm for 2017.

        While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

                      AUDIT COMMITTEE

                      Patrick A. Kriegshauser, Chairman
                      Sherman K. Edmiston III
                      Richard A. Navarre

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2016, regarding the number of shares of common stock that may be issued under the Company's equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	383,586	(1)	$—	2,606,954	(2)
Equity compensation plans not approved by security holders	—		$—	—

Total	383,586		$—	2,606,954

(1)
Represents the number of shares of our common stock underlying restricted stock unit awards granted under the Arch Coal, Inc. 2016 Omnibus Incentive Plan (assuming maximum attainment of the share price performance goal, in the case of performance-based awards).

(2)
Represents the number of shares of our common stock available for issuance under the Arch Coal, Inc. 2016 Omnibus Incentive Plan. This number does not include the shares that are issuable on vesting and settlement of the outstanding restricted stock unit awards.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of March 8, 2017, information concerning the beneficial ownership of our common stock by each director, each of the executives named in this proxy statement and all current directors and executive officers as a group. Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table below has both sole voting and investment power with respect to the shares included in the table, except as described in the footnotes below:

Name of Beneficial Owner	Number of Actual Shares Owned Directly or Indirectly	Options Exercisable Within 60 Days	Amount and Nature of Beneficial Ownership	Percent of Class	Other Stock-Based Items(1)	Total Stock-Based Ownership
James N. Chapman, Chairman	0	0	0	0%	2,226	2,226
Patrick J. Bartels, Jr., Director	0	0	0	0%	0	0
John W. Eaves, Chief Executive Officer and Director	3,727	0	0	0%	142,500	146,227
Sherman K. Edmiston III, Director	0	0	0	0%	1,590	1,590
Patrick A. Kriegshauser, Director	0	0	0	0%	1,590	1,590
Richard A. Navarre, Director	0	0	0	0%	1,590	1,590
Scott D. Vogel, Director	0	0	0	0%	1,590	1,590
Kenneth D. Cochran, Senior Vice President — Operations	1,234	0	0	0%	26,250	27,484
John T. Drexler, Senior Vice President and Chief Financial Officer	1,576	0	0	0%	45,000	46,576
Robert G. Jones, Senior Vice President — Law, General Counsel and Secretary	1,167	0	0	0%	26,250	27,417
Paul A. Lang, President and Chief Operating Officer	2,212	0	0	0%	75,000	77,212
All of our directors and executive officers as a group (14 persons)	12,463	0	0	1%	323,586	336,049

(1)
Includes unvested restricted stock units (assuming, in the case of performance-based units, maximum attainment of the specified share price performance goal). While restricted stock units may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows all persons or entities that we know were "beneficial owners" of more than five percent of our common stock on March 8, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
The Vanguard Group, Inc.(2) 55 East 52nd Street New York, NY 10022	1,535,020	6.14%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street. Baltimore, MD 21202	1,323,721	5.29%
OppenheimerFunds, Inc.(4) 225 Liberty Street New York, NY 10281	3,296,636	13.19%
Monarch Alternative Capital LP(5) 535 Madison Avenue New York, NY 10022	3,308,732	13.23%

(1)
Based on 25,001,819 shares of common stock outstanding as of March 8, 2017.

(2)
Based on its filings with the Securities and Exchange Commission, The Vanguard Group, Inc. has sole voting power over 8,100 shares of our common stock, sole dispositive power over 1,526,920 shares of our common stock and shared dispositive power over 8,100 shares of our common stock; Vanguard Fiduciary Trust Company has sole voting power over 8,100 shares of our common stock and shared dispositive power over 8,100 shares of our common stock.

(3)
Based on its filings with the Securities and Exchange Commission, T. Rowe Price Associates, Inc. has the sole voting power over 258,704 shares of our common stock and sole dispositive power over 1,323,721 shares of our common stock.

(4)
Based on its filings with the Securities and Exchange Commission, OppenheimerFunds, Inc. has shared voting power and shared dispositive power over our common stock in the following amounts: OppenheimerFunds, Inc. has shared voting power over 3,296,636 shares of our common stock and shared dispositive power over 3,296,636 shares of our common stock; and Oppenheimer Senior Floating Rate Fund has shared voting power over 2,931,034 shares of our common stock and shared dispositive power over 2,931,034 shares of our common stock.

(5)
Based on its filings with the Securities and Exchange Commission, Monarch Alternative Capital LP has shared voting power and shared dispositive power over our common stock in the following amounts: Monarch Alternative Capital LP has shared voting power over 3,308,732 shares of our common stock and shared dispositive power over 3,308,732 shares of our common stock; Monarch Debt Recovery Master Fund Ltd has shared voting power over 1,565,051 shares of our common stock and shared dispositive power over 1,565,051 shares of our common stock; MDRA GP LP has shared voting power over 3,308,732 shares of our common stock and shared dispositive power over 3,308,732 shares of our common stock; and Monarch GP LLC has shared voting power over 3,308,732 shares of our common stock and shared dispositive power over 3,308,732 shares of our common stock.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons beneficially holding more than ten percent of the Company's common stock to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission has established specific due dates for these reports, and the Company is required to report in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the reports furnished to the Company and written representations that no other such statements were required, the Company believes that all such reports of the Company's directors and executive officers were filed on a timely basis.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Review and Approval of Transactions with Related Persons

        In determining whether to approve, ratify or disapprove of the Company's entry into a transaction with a related party, our Board considers all relevant facts and circumstances and takes into account, among other factors:

  •
  whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

  •
  whether the transaction would impair the independence of an outside director; and

  •
  whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

  Transactions with Related Persons

        On November 17, 2016, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with Monarch Alternative Capital LP and certain other affiliated funds (collectively, "Monarch"). The Company determined to enter into the Registration Rights Agreement because Monarch is an "affiliate" of the Company as defined under the securities laws, holding 13.23% of the Company's Class A Common Stock. Pursuant to the the Company's chapter 11 Plan of Reorganization, upon the Company's emergence from bankruptcy on October 5, 2016, Patrick J. Bartels Jr., a managing principal of Monarch Alternative Capital LP, was appointed to the Company's board of directors and is a member of the Company's Personnel and Compensation Committee and the Company's Nominating and Corporate Governance Committee. Additionally, the Company entered into an observer rights agreement with Monarch upon the Company's emergence from bankruptcy, pursuant to which Monarch appointed an observer to attend meetings of the Company's board of directors and meetings of committees of the Company's board of directors.

        Pursuant to the Registration Rights Agreement, the Company has agreed that upon Monarch's request it will file a registration statement to permit Monarch to sell shares of the Company's Class A Common Stock. Demands for registration by Monarch are subject to (i) a minimum aggregate proceeds size of $35 million, (ii) a limit of one demand per any six-month period and (iii) a limit of three demands in the aggregate. If the Company is eligible to use Form S-3, Monarch has the right to request that the Company file a shelf registration statement. Monarch's right to sell shares pursuant to the shelf registration statement is subject to the same limitations described above for demand registration rights. If the Company undertakes a registered public offering (subject to customary exceptions), the Company must notify Monarch and offer it the opportunity to participate in such offering, subject to customary cutback rights. Monarch's registration rights are subject to customary blackout restrictions. The Registration Rights Agreement also provides restrictions on Monarch's ability to transfer ownership of its Class A Common Stock to competitors, with certain exceptions, set forth in the Registration Rights Agreement.

        The Company has agreed to pay customary expenses associated with any registration under the Registration Rights Agreement, but excluding underwriting discounts and commissions.

        The Registration Rights Agreement terminates in the event (i) Monarch provides written notification of termination to the Company, (ii) Monarch's shares of Class A Common Stock subject to the Registration Rights Agreement have been sold and are freely tradeable, or (iii) Monarch own less than 5% of the outstanding Class A Common Stock.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

        If you wish to submit proposals for possible inclusion in the Company's 2018 proxy materials, the Company must receive them at its principal executive offices no later than the close of business on November 22, 2017. Proposals should be addressed to Robert G. Jones, Senior Vice President — Law, General Counsel and Secretary, Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141. If you wish to include a nominee for director in the Company's 2018 proxy statement pursuant to the proxy access provisions of the Company's Bylaws, and you meet the qualifications set forth in the Company's Bylaws, your notice must be delivered not earlier than January 4, 2018 and not later than February 3, 2018. If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2018 annual meeting of stockholders, the Company's Bylaws provide that:

  •
  you must notify the Company's secretary in writing;

  •
  your notice must have been received at the Company's headquarters not earlier than January 4, 2018 and not later than February 3, 2018; and

  •
  your notice must contain the specific information required in the Company's Bylaws.

        The Company will send copies of these requirements to any stockholder who writes to the Company requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2018 annual meeting of stockholders without submitting them for possible inclusion in the Company's 2018 proxy materials.

 INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on May 4, 2017

        The notice of annual meeting, proxy statement and the Company's 2016 annual report may be viewed online under the "Annual Reports" tab located on the Company's website at www.archcoal.com. Information on the Company's website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of stockholders, as well as the items to be voted on by stockholders at the annual meeting, in the section of this proxy statement entitled "Proxy Summary." There, you will also find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.

        If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact the Company's transfer agent by accessing your account at amstock.com and selecting "Shareholder Account Access." If you hold shares of the Company's common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

PROXY SOLICITATION

        The Company is paying the cost of preparing, printing, and mailing these proxy materials. The Company will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

        Proxies will be solicited by mail and also may be solicited by the Company's executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. It is contemplated that brokerage firms, banks, custodians, fiduciaries and other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred.

By Order of the Board of Directors,
/s/ ROBERT G. JONES Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

March 22, 2017

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 3, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you received proxy materials in the mail and would like to reduce the costs incurred by Arch Coal, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 3, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Arch Coal, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on May 4, 2017. STOCKHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com. An admission ticket and valid government-issued photo identification, such as a driver's license or passport, will be required to enter the meeting. Please bring the admission ticket to the meeting. If you do not have access to the Internet, you can register to attend the meeting by phone at 1-866-232-3037. ARCH COAL, INC. ONE CITYPLACE DRIVE, SUITE 300 ST. LOUIS, MO 63141 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E22447-P85212 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ARCH COAL, INC. The Board of Directors recommends a vote "FOR" all nominees listed in proposal 1: 1. Election of Directors For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Patrick J. Bartels, Jr. The Board of Directors recommends a vote "FOR" proposal 2: For Against Abstain ! ! 3 Years ! Abstain 1b. James N. Chapman 2. Advisory approval of the Company's named executive officer compensation. The Board of Directors recommends you vote "1 YEAR" on the following proposal: 1c. John W. Eaves 1 Year 2 Years ! ! For ! Against ! Abstain 1d. Sherman K. Edmiston III 3. Advisory approval of the frequency of the advisory vote on executive compensation. 1e. Patrick A. Kriegshauser The Board of Directors recommends a vote "FOR" proposal 4: ! ! ! 1f. Richard A. Navarre 4. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2017. 1g. Scott D. Vogel NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed March 8, 2017 as the record date for determining stockholders of the Company entitled to receive notice of and vote at the meeting. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 4, 2017: The 2017 Notice, Proxy Statement and Annual Report are available www.proxyvote.com. at E22448-P85212 One CityPlace Drive, Suite 300 St. Louis, Missouri 63141 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 2017 AT 10:00 AM CENTRAL TIME The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders for the annual meeting to be held on May 4, 2017 and accompanying Proxy Statement, and hereby appoints John W. Eaves and Robert G. Jones and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of Arch Coal, Inc., a Delaware corporation, that the undersigned is entitled to vote at the 2017 Annual Meeting of Stockholders to be held on May 4, 2017, at 10:00 AM, Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR each of the director nominees listed in proposal 1, FOR proposals 2 and 4 and "1 YEAR" on proposal 3. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) V.1.1 Address Changes/Comments: